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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
FirstEnergy
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS
AND
PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
MAY 17, 2005

76 South Main St., Akron, Ohio 44308

David W. Whitehead
Corporate Secretary

                April 1, 2005

Dear Shareholder:

        You are invited to attend FirstEnergy's 2005 Annual Meeting of Shareholders at 10:30 a.m., Eastern time, on Tuesday, May 17, 2005, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio.

        As part of the agenda, business to be voted on includes five items which are explained in this proxy statement. The first two items are the election of five members to your Board of Directors and the ratification of our independent registered public accounting firm. Your Board of Directors recommends that you vote FOR Items 1 and 2. In addition, there are three shareholder proposals. Your Board of Directors recommends that you vote AGAINST these shareholder proposals, which are Items 3-5.

        First, please carefully review the notice of meeting and proxy statement. Then, to ensure that your shares are represented at the Annual Meeting, appoint your proxy and vote your shares. Voting instructions are provided in the proxy statement and on your proxy card. We encourage you to take advantage of our telephone or Internet voting options. Please note that submitting a proxy using any one of these methods will not prevent you from attending the meeting and voting in person.

        As you vote, you may choose, if you have not done so already, to stop future mailings of paper copies of the annual report and proxy statement and view these materials through the Internet. If you make this choice, for future meetings we will send you a proxy card along with instructions to access the annual report and proxy statement using the Internet.

        Your vote and support are important to us. We hope you can join us.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         To the Holders of Shares of Common Stock:

        The 2005 FirstEnergy Corp. Annual Meeting of Shareholders will be held at 10:30 a.m., Eastern time, on May 17, 2005, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. The purpose of the Annual Meeting will be to:

        •  Elect five members to the Board of Directors to hold office until the next Annual Meeting;

        •  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year;

        •  Vote on three shareholder proposals, if properly presented at the Annual Meeting; and

        •  Take action on such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Please read the accompanying proxy statement. Then vote your shares by following the instructions on your proxy card to ensure your representation at the Annual Meeting.

        Only shareholders of record at the close of business on March 22, 2005, or their proxy holders, may vote at the meeting.

On behalf of the Board of Directors,
David W. Whitehead Corporate Secretary

This notice and proxy statement are being mailed to shareholders on or about April 1, 2005.

PROXY STATEMENT
TABLE OF CONTENTS

April 1, 2005

PROXY STATEMENT

ANNUAL MEETING AND VOTING INFORMATION

Why am I receiving this proxy statement and proxy card?

        You are receiving this proxy statement and a proxy card, which are being mailed beginning on or about April 1, 2005, because you were the owner of shares of common stock of FirstEnergy Corp. (later referred to as the Company) at the close of business on March 22, 2005 (later referred to as the record date). The Board of Directors (later referred to as the Board) set the record date to determine shareholders entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 a.m., Eastern time, on May 17, 2005 (later referred to as the Meeting). This proxy statement describes issues expected to be voted upon and gives you information about the Meeting and the Company. The Company's address is 76 South Main Street, Akron, Ohio 44308-1890.

How do I vote?

        If your shares are held in "Street Name" by a broker or bank, you will receive specific voting instructions for voting those shares.

        If you are a registered shareholder, you may vote your shares through a proxy appointed by telephone, Internet, or mail, or you may vote your shares in person at the Meeting. To appoint a proxy and vote:

    1.
    By telephone (do not return your proxy card)

    a.
    Call the toll-free number indicated on your proxy card using a touch-tone telephone. Telephone voting is available at any time until 10:30 a.m., Eastern time, on Tuesday, May 17, 2005.

    b.
    Have your proxy card in hand and follow the simple recorded instructions.

    2.
    By Internet (do not return your proxy card)

    a.
    Go to the Web site indicated on your proxy card. Internet voting is available at any time until 10:30 a.m., Eastern time, on Tuesday, May 17, 2005.

    b.
    Have your proxy card in hand and follow the simple instructions on the Web site.

    3.
    By mail

    a.
    Mark your choices on your proxy card. If you properly execute your proxy card but do not specify your choices, your shares will be voted as recommended by your Board of Directors.

    b.
    Date and sign your proxy card.

    c.
    Mail your proxy card in the enclosed postage-paid envelope. If your envelope is misplaced, send your proxy card to IVS Associates, the Company's independent proxy tabulator and Inspector of Election. The address is FirstEnergy Corp., c/o IVS Associates, 111 Continental Drive, Suite 210, Newark, Delaware 19713.

    4.
    At the Meeting

    You may vote in person at the Meeting, even if you previously appointed a proxy by telephone, Internet, or mail.

        You may revoke your appointment of a proxy or change your voting instructions one or more times before the Meeting commences by:

        •  sending a proxy card that revises your previous appointment and voting instructions;

        •  appointing a proxy and voting by telephone or Internet after the date of your previous appointment;

        •  voting in person at the Meeting; or

        •  notifying the Corporate Secretary of the Company in writing prior to the Meeting.

        The proxy tabulator will treat as final the instructions it receives from you last. For example, if a proxy card is received by the proxy tabulator after the date that a telephone or Internet appointment is made, the tabulator will treat the proxy card as your final instruction. For that reason, it is important to allow sufficient time for your voting instructions on a mailed proxy card to reach the tabulator before changing them by telephone or Internet.

How does the Board of Directors recommend that I vote?

        Your Board recommends that you vote as follows:

  "For" the five nominees to the Board who are listed in this proxy statement (Item 1);

  "For" the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2005 (Item 2);

  "Against" all three shareholder proposals (Items 3-5).

What is a quorum and what other voting information should I be aware of?

        As of the record date, 329,836,276 shares of common stock were outstanding. A majority of these shares, represented at the Meeting either in person or by proxy, constitutes a quorum. A quorum is required to conduct business at the Meeting. All shares represented at the Meeting are counted for the purpose of determining a quorum, without regard to abstentions or broker non-votes. You are entitled to one vote for each share that you owned on the record date. You do not have rights of appraisal in regard to any item presented if you are a dissenting shareholder.

        If your shares are held by a broker or bank in "Street Name," we encourage you to provide instructions to your broker or bank by executing the voting form supplied to you. We expect that your broker will be permitted to vote your shares on Items 1 and 2 without your instructions. However, your broker cannot vote your shares on Items 3-5 unless you provide instructions; therefore, your failure to give voting instructions means that your shares will not be voted on these items, and your unvoted shares will be referred to as broker non-votes.

        An item to be voted on may require a percent of votes cast, rather than a percent of shares outstanding, to determine passage or failure. Votes cast is defined to include both for and against votes, and excludes abstentions and broker non-votes. Abstentions and broker non-votes are the equivalent of negative votes when passage or failure is measured by a percent of shares outstanding. If your proxy card is not voted properly, such as marking more than one box for an item, your vote for that particular item will be treated as an abstention.

What is the vote required for each item to be voted on?

        For the election of directors under Item 1, the five nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Abstentions and broker non-votes will have no effect.

        With respect to Item 2, our Code of Regulations does not require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the proposal for ratification as a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee and the Board, in their discretion, may change the appointment at any time during the year if the Company determines that such a change would be in the best interests of FirstEnergy and its shareholders. Shareholder ratification of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the shares present and entitled to vote, either in person or by proxy, that are voted for or against the proposal. Abstentions and broker non-votes will have no effect.

        To be approved, Item 3, the shareholder proposal requesting that FirstEnergy publish semi-annual reports regarding its political contributions, must receive a "For" vote from a majority of shares present and entitled to vote, either in person or by proxy, that are voted for or against the proposal. Abstentions and broker non-votes will have no effect.

        To be approved, Item 4, the shareholder proposal recommending that directors take each step reasonably needed for adoption of simple majority vote to apply to the greatest extent possible on each issue that can be subject to shareholder vote, must receive a "For" vote from a majority of shares present and entitled to vote, either in person or by proxy, that are voted for or against the proposal. Abstentions and broker non-votes will have no effect.

        To be approved, Item 5, the shareholder proposal recommending that any future executive deferred compensation plan that allows senior executives to take deferred compensation in the form of FirstEnergy common stock and to receive additional or matching awards of common stock if they do so, shall award any additional or matching compensation in the form of performance-based stock options, must receive a "For" vote from a majority of shares present and entitled to vote, either in person or by proxy, that are voted for or against the proposal. Abstentions and broker non-votes will have no effect.

How are proxy cards being solicited, and what is the cost?

        The Board is soliciting your vote. We have arranged for the services of Innisfree M&A Incorporated to solicit votes personally or by telephone, mail, or other electronic means for a fee not expected to exceed $12,500 plus reimbursement of expenses. Votes also may be solicited in a similar manner, without additional compensation, by officers and employees of the Company. The Company will pay all solicitation costs and will reimburse brokers and banks for postage and expenses incurred by them for sending proxy material to beneficial owners.

Will any other matters be voted on other than those described in this proxy statement?

        We do not know of any business that will be considered other than the matters described in this proxy statement. However, if any other matters are presented properly, your executed appointment of a proxy will give authority to the appointed proxies to vote on those matters at their discretion, unless you indicate otherwise in writing.

Do I need an admission ticket to attend the Annual Meeting?

        An admission ticket is not necessary, but you will be asked to register upon arrival at the Meeting. Only shareholders or their proxies and the Company's guests may attend the Meeting. If your shares are held in "Street Name" by a broker or bank, upon arrival at the Meeting, you will need to present a letter or account statement from your broker or bank indicating your ownership of FirstEnergy common stock on the record date of March 22, 2005. You should contact your broker or bank to obtain such a letter or account statement.

Where can I find the voting results of the Meeting?

        We will announce preliminary voting results at the Meeting. Final voting results will be posted on our Internet site at www.firstenergycorp.com/ir and also will be published in our quarterly report on Form 10-Q for the second quarter of the 2005 fiscal year which is expected to be filed with the Securities and Exchange Commission (later referred to as the SEC) in August 2005.

Can I view the FirstEnergy proxy statement and annual report on the Internet instead of receiving paper copies?

        Yes. If you are a registered shareholder, you can elect to view future proxy statements and annual reports on the Internet by marking the designated box on your proxy card or by following the instructions when voting by Internet or by telephone. If you choose this option, prior to the next annual meeting you will be mailed a proxy card along with instructions on how to access the proxy statement and annual report using the Internet. Your choice will remain in effect until you notify us that you wish to resume mail delivery of these documents. If you hold your stock through a broker or bank, refer to the information provided by that entity for instructions on how to elect this option.

Why did we receive just one copy of the proxy statement and annual report when we have more than one stock account in our household?

        We are following an SEC rule that permits us to send a single copy of the proxy statement and annual report to a household if the shareholders provide written or implied consent. We previously mailed a notice to eligible registered shareholders stating our intent to utilize this rule unless the shareholder provided an objection. Shareholders continue to receive a separate proxy card for each stock account. If you are a registered shareholder and received only one copy of the proxy statement and annual report in your household, we will deliver multiple copies for some or all accounts upon your request, either by calling FirstEnergy Shareholder Services at 1-800-736-3402 or by writing to FirstEnergy Corp., Shareholder Services, 76 South Main Street, Akron, Ohio 44308-1890. You also may contact us in the same manner if you are receiving multiple copies of the proxy statement and annual report in your household and desire to receive a single copy. If you are not a registered shareholder and your shares are held by a broker or bank, you will need to call that entity to revoke your election and receive multiple copies of these documents.

When are shareholder proposals for the 2006 Annual Meeting due?

        A shareholder who wishes to offer a proposal for inclusion in the Company's proxy statement and proxy card for the 2006 Annual Meeting must submit the proposal and any supporting statement by December 2, 2005 to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. Any proposal received after that date will not be eligible for inclusion in the 2006 proxy statement and proxy card.

        A shareholder who wishes to offer a proposal for consideration at the 2006 Annual Meeting after December 2, 2005, and who wants the proposal referenced in our proxy statement (although such proposal would not be included on the proxy card), must submit the proposal by February 15, 2006, to the Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. However, in order to raise the matter at the meeting, the shareholder also will need to comply with the notice provisions contained in the Company's Code of Regulations.

How can I learn more about FirstEnergy's operations?

        You can learn more about our operations by reviewing the annual report to shareholders for the year ended December 31, 2004, which is included with the mailing of this proxy statement. You also can view the annual report and other information by visiting our Web site at www.firstenergycorp.com/ir.

        We have a Code of Business Conduct that applies equally to all employees, including the Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. In addition, the Board of Directors has a Code of Ethics and Business Conduct. These Codes can be viewed on our Web site provided in the previous paragraph, or copies are available upon written request to the Corporate Secretary.

        A copy of our latest Annual Report on Form 10-K filed with the SEC, including the financial statements and the financial statement schedules, will be sent to you, without charge, upon written request to David W. Whitehead, Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890. You can also view the Form 10-K by visiting the Company's Internet site at www.firstenergycorp.com/ir.

BOARD OF DIRECTORS INFORMATION

What function does the FirstEnergy Board of Directors perform?

        Your Board of Directors has the responsibility for establishing broad corporate policies and for our overall performance; however, the Board is not involved in day-to-day operations. We keep the directors informed of our business and operations with various reports and documents that we send to them each month. We also make operating and financial presentations at Board and committee meetings. The Board has established the committees described below to assist in performing its responsibilities.

        The Board believes that FirstEnergy's policies and practices should enhance the Board's ability to represent your interests as shareholders. In support of this philosophy, the Board has established Corporate Governance Policies which, along with charters of the Board committees, serve as a framework for meeting its duties and responsibilities with respect to the governance of FirstEnergy. Our Corporate Governance Policies and Board committee charters can be viewed by visiting our Web site at www.firstenergycorp.com/ir, and copies are available upon written request to the Corporate Secretary.

        The Board recognizes the importance of its members keeping current on FirstEnergy and industry issues and their responsibilities as directors. All new directors attend orientation training (either provided or approved by the Corporate Governance Committee) soon after being elected to the Board. Also, the Board encourages continuing education programs for Board members which may include internal meetings, third-party presentations, and externally offered programs. In addition, all directors are required to participate and have participated in an accredited eight-hour director training program.

How many meetings did the Board hold in 2004?

        Your Board held 12 regularly scheduled or special meetings during 2004. In 2004, during the period of their membership, all directors attended 75 percent or more of the meetings of the Board and of the committees on which they served.

        An executive session of non-management directors is scheduled in conjunction with each regularly scheduled meeting of the Board. George M. Smart, the non-executive chairman of the Board, presides over all executive sessions. During 2004, nine executive sessions were held.

What action has the Board taken to determine the independence of directors?

        The Board annually reviews the independence of each of its members to make the affirmative determination of independence that is called for pursuant to our Corporate Governance Policies and the listing standards of the New York Stock Exchange (later referred to as the NYSE). Based on its most recent review, the Board determined that all directors are independent, except Anthony J. Alexander who is our President and Chief Executive Officer.

        The Board, in its Corporate Governance Policies, has adopted a policy of adhering to the definition of an "independent" director as promulgated from time to time by the NYSE and the SEC. As currently defined by such organizations, an independent director is one for whom the Board has determined affirmatively that, individually or through a member of his or her immediate family, he or she does not or has not had management responsibility with FirstEnergy or otherwise been affiliated with FirstEnergy for three years prior to his or her directorship and who has no material relationship with FirstEnergy, either directly or as a partner, shareholder or officer of an organization with such a relationship with FirstEnergy. Additionally, the Board will adhere to a definition of independent director as one who is not, and in the past three years has not been, affiliated with or employed by a present or former independent auditor of FirstEnergy or an affiliate thereof; is not a member of the immediate family of a person who is, or in the past three years has been, employed by FirstEnergy in an officer capacity; or who otherwise has not been barred from being independent as described above. This definition generally leaves to the Board the discretion to determine, on a case by case basis and consistent with applicable SEC and NYSE rules and regulations, what constitutes a "material relationship" with FirstEnergy. The following relationships are reviewed to determine if such relationships are material and, if a director has one or more of the relationships listed below, that director is not an independent director, unless the Board affirmatively determines that such relationship or relationships are not material:

        •  the director is an officer, director, or owner of a business enterprise that is a consultant or advisor to FirstEnergy;

        •  the director is an officer, director or owner of a significant supplier to FirstEnergy;

        •  the director is a person with any business relationship with FirstEnergy that is required to be disclosed under Item 404 of the SEC's Regulation S-K;

        •  the director is a person who has any other significant commercial, industrial, banking, consulting, legal, accounting, or charitable relationship with FirstEnergy; and

        •  the director is a member of the immediate family of a person with any of the relationships described in the foregoing.

What committees has the Board of Directors established?

        The Board has established the standing committees listed below. All committees are comprised solely of independent directors as determined by the Board in accordance with our Corporate Governance Policies which incorporate the NYSE listing standards.

Audit Committee

        The Audit Committee meets with management, internal auditors, and the independent registered public accounting firm to review the adequacy of our internal controls and the objectivity of financial reporting. The Audit Committee periodically meets separately with management, the internal auditors, the independent registered public accounting firm, and the general counsel.

        This committee is directly responsible for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm (with appointment subject to shareholder ratification, as noted on page 2 of this proxy statement) and is charged with reviewing and approving all services performed for us by the independent registered public accounting firm and for reviewing and approving the related fees. The committee reviews the independent registered public accounting firm's internal quality control procedures, reviews all relationships between us and the independent registered public accounting firm in order to assess their independence, and monitors compliance with our policy regarding non-audit services, if any, rendered by the independent registered public accounting firm. In addition, the committee ensures the regular rotation of the lead audit partner and concurring partner every five years and considers whether it would be appropriate to implement a regular rotation of the independent registered public accounting firm. The committee reviews and discusses the annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, and reviews any certification, report, opinion, or review rendered by the independent registered public accounting firm in connection with those financial statements. The committee reviews the scope and plan of the work to be done by the Company's internal audit function and the results of such work. The committee periodically reviews with the Director of the Internal Auditing Department the adequacy of the Company's internal controls and corporate compliance structures, including computerized information system controls and security. The committee also reviews management's programs to monitor compliance with the Company's policies on business ethics and risk management. The committee establishes procedures to receive and respond to complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and allows for the confidential, anonymous submission of concerns by employees. Refer to the Audit Committee Charter on our Web site at www.firstenergycorp.com/ir, or which is attached to this proxy statement as Appendix A or is available upon written request to the Corporate Secretary, for a complete list of responsibilities and other information.

        This committee is comprised of five members and met six times in 2004. The current members of this committee are George M. Smart (Chair), Paul T. Addison, Ernest J. Novak, Jr., Robert N. Pokelwaldt, and Catherine A. Rein. All members of this committee are financially literate. The Board appoints at least one member of the Audit Committee who, in the Board's business judgment, is an "Audit Committee Financial Expert," as such term is defined by the SEC. The Board has determined that Ernest J. Novak, Jr. meets this definition. See the Board Audit Committee Report in this proxy statement for additional information regarding the committee.

Compensation Committee

        The Compensation Committee is responsible for determining and recommending to the Board the compensation of certain of our senior-level officers, including the Chief Executive Officer and the Chairman, if the Chairman is not the Chief Executive Officer, for reviewing and endorsing a compensation philosophy that supports competitive pay for performance and is consistent with the corporate strategy, and for assisting the Board in establishing appropriate incentive compensation and equity-based plans. This committee also is responsible for administering such plans in order to attract, retain and motivate skilled and talented executives, for aligning such plans with overall FirstEnergy and business unit performance, business strategies, and growth in shareholder value, and for recommending to the Board corporate goals and objectives relevant to the compensation of, and the evaluation of the performance of, the Chief Executive Officer. Refer to the Compensation Committee Charter on our Web site at www.firstenergycorp.com/ir, or which is available upon written request to the Corporate Secretary, for a complete list of responsibilities and other information. In addition, refer to the Board Compensation Committee Report On Executive Compensation that can be found later in this proxy statement. This committee is comprised of four members and met four times in 2004. The current members of this committee are Catherine A. Rein (Chair), Dr. Carol A. Cartwright, Russell W. Maier, and Paul J. Powers.

Corporate Governance Committee

        The Corporate Governance Committee develops and recommends corporate governance principles to the Board and performs the functions of a nominating committee by making recommendations to the Board concerning possible candidates to fill vacancies on the Board. This committee is responsible for assessing the size, composition, and current makeup of the Board in light of our operating requirements and for developing, monitoring, and recommending membership qualifications for the Board and all Board committees, including assessing director independence in light of our Corporate Governance Policies. Also, the committee oversees the evaluation of the Board and management.

        In consultation with the Chief Executive Officer, the Chairman and the full Board, the committee searches for, recruits, screens, interviews and recommends prospective directors, as required, to provide an appropriate balance of knowledge, experience, and capability on the Board. The committee is guided by its charter, the Corporate Governance Policies, and other applicable laws and regulations in recruiting and selecting director candidates and develops membership qualifications for the Board and all Board committees. Assessments of prospective Board or committee candidates include, at a minimum, issues of diversity, age, background and training, business or administrative experience and skills, dedication and commitment, business judgment, analytical skills, problem-solving abilities and familiarity with the Company's regulatory environment. In addition, the committee may consider such other attributes as it deems appropriate, all in the context of the perceived needs of the Board or applicable committee at that point in time. A prospective Board candidate also shall possess experience in one or more of the following: management or senior leadership position which demonstrates significant business or administrative experience and skills; accounting or finance; the electric utilities or nuclear power industry; or other significant and relevant areas deemed by the committee to be valuable to FirstEnergy.

        The committee investigates and considers suggestions for candidates for membership on the Board, including shareholder nominations for the Board. So long as shareholders nominating director candidates have complied with the procedural requirements set forth in the Corporate Governance Committee Charter, the committee applies the same criteria and employs substantially similar procedures for evaluating shareholder nominees for the Board as it would for evaluating any other Board nominee. The charter requires that shareholder recommendations be submitted in writing to the committee, in care of our Corporate Secretary, at least 120 days before the publication of our annual proxy statement by a shareholder or group of shareholders owning one half of one percent (0.5%) or more of the voting stock for at least one year, and such shareholder recommendations should be accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, together with the written consent of the proposed nominee to be named in the proxy statement and to serve on the Board.

        Refer to the Corporate Governance Committee Charter on our Web site at www.firstenergycorp.com/ir, or which is available upon written request to the Corporate Secretary, for a complete list of responsibilities and other information. This committee is comprised of four members and met five times in 2004. The current members of this committee are Dr. Carol A. Cartwright (Chair), William T. Cottle, Jesse T. Williams, Sr., and Dr. Patricia K. Woolf.

Finance Committee

        The Finance Committee is responsible for monitoring and overseeing our financial resources and strategies, reviewing dividend policy, capital structure policies, long- and short-term debt levels, the issuance of securities and other appropriate financial matters, and approving terms of sales of our securities when the Board does not exercise such powers. This committee also reviews our financial forecasts, operating budgets, capital budgets, pension fund investments and employee savings plans, and our corporate insurance coverage. Refer to the Finance Committee Charter on our Web site at www.firstenergycorp.com/ir, or which is available upon written request to the Corporate Secretary, for a complete list of responsibilities and other information. This committee is comprised of five members and met four times in 2004. The current members of this committee are Paul J. Powers (Chair), Paul T. Addison, Ernest J. Novak, Jr., Robert N. Pokelwaldt, and Robert C. Savage.

Nuclear Committee

        The Nuclear Committee monitors and oversees our nuclear program and the operation of all nuclear units in which we or any of our subsidiaries has an ownership or leasehold interest. This committee reviews the safety, reliability, and quality of nuclear operations and the effectiveness of management systems for the self-identification of problems and potential problems for corrective actions. Refer to the Nuclear Committee Charter on our Web site at www.firstenergycorp.com/ir, or which is available upon written request to the Corporate Secretary, for a complete list of responsibilities and other information. The Nuclear Committee is comprised of six members and met 10 times in 2004. The current members of this committee are William T. Cottle (Chair), Russell W. Maier, Robert C. Savage, Wes M. Taylor, Jesse T. Williams, Sr., and Dr. Patricia K. Woolf.

What is the current compensation of directors?

        A director who is also a FirstEnergy employee receives no additional compensation for serving as a director. Directors who are not FirstEnergy employees receive an annual retainer consisting of $30,000 in cash, which a director may elect to receive in common stock or to defer into either cash or stock, and $45,000 in equity in the form of common stock, which may be deferred; $1,500 for each Board and committee meeting which he or she attends; a fee of up to $1,500 for each day that he or she visits a FirstEnergy office or facility, other than an office or facility at which a meeting of the Board or committee of which he or she is a member is held on such day, or attendance at an industry meeting at our request in connection with fulfilling his or her responsibilities as a director or member of a committee; and reimbursement for expenses related to attending meetings. In addition, the chair of each committee receives an additional annual retainer of $5,000, except the chair of the Audit Committee who receives an additional annual retainer of $15,000. The non-executive chairman of the Board receives additional compensation, above that paid to regular Board members, in the amount of $100,000 annually, which may be deferred. The non-executive chairman has available for chairman duties the use of an office and administrative support.

        Under our Director Deferred Compensation Plan, directors can elect to allocate all or a portion of their cash retainers, meeting fees and chair fees to deferred stock or deferred cash accounts. If a director elects the deferred stock option, at the time of deferral a 20 percent match is added to the funds allocated. Funds deferred into the stock account are used to purchase FirstEnergy common stock, and dividends on shares in this account are reinvested. Payouts are made in FirstEnergy common stock. The 20 percent match and any appreciation on it are forfeited if the director leaves the Board within three years from the date of deferral for any reason other than retirement, disability, death, upon an actual or potential change of control, or in situations where the director is ineligible to stand for re-election due to circumstances unrelated to his or her performance as a director. Directors may elect to defer their equity retainers to deferred stock accounts; however, directors do not receive a 20 percent match on the portion of their equity retainers allocated to deferred stock accounts.

        Based on programs in effect at GPU, Inc. at the time of our merger on November 7, 2001, directors who served on the GPU Board of Directors were eligible to receive benefits in the form of personal excess liability insurance, personal accident insurance and medical insurance. As of November 7, 2001, no new participants could receive these benefits. In aggregate, the Company paid a total of $4,904 in 2004 for the insurance coverages for Robert N. Pokelwaldt, Catherine A. Rein, and Dr. Patricia K. Woolf. In addition, in 1997, GPU discontinued a board of directors pension program. Directors who served prior to the discontinuation are entitled to receive benefits under the program. Dr. Woolf is the only current director receiving pension payments, which amounted to $30,931 in 2004. Ms. Rein elected to defer receiving her pension until she retires from the Board.

Do the directors have share ownership guidelines?

        Yes. The Board has share ownership guidelines for directors that recommend the ownership of shares in an amount equal to five times their annual equity retainer. A majority of the directors is currently at the recommended ownership level.

Does the Board have a policy in regard to the number of boards that a director can serve on?

        Yes. Our Corporate Governance Policies provide that directors will not, without the Board's approval, serve on the board of directors of more than three other non-affiliated companies having securities registered under the Securities Exchange Act of 1934.

What is the Board's policy regarding Board members' attendance at the annual shareholders' meeting?

        The Board believes that regular attendance by all directors and all nominees for directors at our annual shareholders' meeting is appropriate and desirable and that all such persons should make diligent efforts to attend the meeting. All Board members at the time of the 2004 Annual Meeting on May 18, 2004 attended the meeting, except one director who could not attend for medical reasons.

How can shareholders communicate to the Board?

        The Board provides a process for shareholders to send communications to the Board and non-management directors. Shareholders may send written communications to the Board by mailing any such communications to the FirstEnergy Board of Directors, c/o Corporate Secretary, FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890.

        The Corporate Secretary or a member of his or her staff reviews all such communications promptly and relays them directly to a member of the Board, provided that such communications (i) bear relevance to FirstEnergy and the interests of the shareholder, (ii) are capable of being implemented by the Board, (iii) do not contain any obscene or offensive remarks, (iv) are of a reasonable length, and (v) are not from a shareholder who already has sent two such communications to the Board in the last year. The Board may modify procedures for sorting shareholders' communications or adopt any additional procedures provided that they are approved by a majority of independent directors.

ITEMS TO BE VOTED ON

Item 1 — Election of Directors

        You are being asked to vote for Anthony J. Alexander, Russell W. Maier, Robert N. Pokelwaldt, Wes M. Taylor, and Jesse T. Williams, Sr. to serve on the Board of Directors until the next annual meeting of shareholders and until their successors shall have been elected.

        The Board of Directors currently consists of 14 members. At the 2004 Annual Meeting, shareholders approved amendments to the Company's Amended Code of Regulations to declassify the Board of Directors. This amendment was subject to the completion, by each director, of any term to which that director had been previously elected. Consequently, the first class of directors to be elected to one-year terms are the five directors being elected at the 2005 Annual Meeting. The five directors scheduled to stand for election in 2006, and the four directors scheduled to stand for election in 2007, likewise will be elected to one-year terms so that upon conclusion of the Annual Meeting in 2007, the declassification of the Board will be complete and all directors will be subject to annual election. The section of this proxy statement entitled "Biographical Information On Nominees And Directors" lists the nominees for election at the 2005 Annual Meeting and the remaining directors with terms expiring in 2006 and 2007.

        Under the Company's Amended Code of Regulations, at any election of directors, the persons receiving the greatest number of votes are elected to the vacancies to be filled. Your Board has no reason to believe that the persons nominated will not be available to serve after being elected. If any of these nominees would not be available to serve for any reason, shares represented by the appointed proxies will be voted either for a lesser number of directors or for another person selected by the Board. However, if the inability to serve is believed to be temporary in nature, the shares represented by the appointed proxies will be voted for that person who, if elected, will serve when able to do so.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 1.

Item 2 — Ratification of the Appointment of the Independent Registered Public Accounting Firm

        You are being asked to ratify the Board's appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm to examine the books and accounts of the Company for the 2005 fiscal year. A representative is expected to attend the meeting and will have an opportunity to make a statement and respond to appropriate questions. Refer to the Board Audit Committee Report found later in this proxy statement for information regarding services performed by, and fees paid to, PricewaterhouseCoopers LLP during the years 2003 and 2004.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEM 2.

Item 3 — Shareholder Proposal

        For the second consecutive year, a shareholder has indicated an intention to present at the Annual Meeting a proposal requesting that the Company publish semi-annual reports disclosing detailed information regarding the Company's political contributions. This would require the listing of all Company donations to registered political candidates and organizations and publication of the business rationale of and names of individuals involved in each of the Company's political contribution decisions. Approval of this proposal requires the affirmative vote of a majority of votes cast. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

        This identical proposal was presented to shareholders at the 2004 Annual Meeting and received an affirmative vote of only 9.7% of the votes cast. As we noted previously, the Public Utility Holding Company Act generally prohibits the Company and its subsidiaries from making any contribution in support of the candidacy or election of any person to any federal, state or local office, or in support of any political party or committee. Other federal laws prohibit corporate contributions to political parties for federal offices as well.

        Interested shareholders may already obtain information regarding permissible political contributions and the Company should not be required to incur the additional expense of preparing and distributing a separate report to shareholders. YOUR BOARD OF DIRECTORS ENCOURAGES YOU TO VOTE "AGAINST" THIS PROPOSAL.

        The following is the substance of the proposal as submitted. The proponent's name, address, and number of shares held will be furnished upon written or oral request to the Company.

                      Beginning of Shareholder Proposal

        Resolved, that the shareholders of FirstEnergy Corporation ("Company") hereby request that the Company provide a report, updated semi-annually, disclosing the Company's:

  1.
  Policies and procedures for political contributions (both direct and indirect) made with corporate funds.

  2.
  Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

  a.
  An accounting of the Company's funds contributed to any of the persons or organizations described above;

  b.
  The business rationale for each of the Company's political contributions; and

  c.
  Identification of the person or persons in the Company who participated in making the decisions to contribute.

        This report shall be presented to the board of directors' audit committee or other relevant oversight committee, and posted on the company's website to reduce costs to shareholders.

Statement of Support:    As long-term shareholders of FirstEnergy, we support policies that apply transparency and accountability to corporate political giving. In our view, such disclosure is consistent with public policy in regard to public company disclosure.

        Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. In the 2001-02, the last fully reported election cycle, FirstEnergy contributed at least $705,150. (The Center for Responsive Politics, Soft Money Donors: http://www.opensecrets.org/softmoney/softcomp2.asp?txtName=FirstEnergy+Corp&txtUltOrg=y&txtSort=name&txtCycle=2002).

        Relying only on the limited data available from the Federal Election Commission and the Internal Revenue Service, the Center for Responsive Politics, a leading campaign finance watchdog organization, provides an incomplete picture of the Company's political donations. Complete disclosure by the company is necessary for the company's Board and its shareholders to be able to fully evaluate the political use of corporate assets.

        Although the Bi-Partisan Campaign Reform Act (BCRA) enacted in 2002 prohibits corporate contributions to political parties at the federal level, it allows companies to contribute to independent political committees, also known as 527s.

        Absent a system of accountability, corporate executives will be free to use the Company's assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. There is currently no single source of information that provides the information sought by this resolution. That is why we urge your support for this critical governance reform.

                      End of Shareholder Proposal

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 3.

Item 4 — Shareholder Proposal

        A shareholder has indicated an intention to present at the Annual Meeting a proposal that would recommend that the Board of Directors take steps in furtherance of the elimination of the supermajority voting provisions in the Company's Amended Articles of Incorporation and Amended Code of Regulations. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

        At the Company's 2004 Annual Shareholders Meeting, the Board of Directors presented and recommended for approval a proposal that would have amended or repealed certain provisions in the Company's Amended Code of Regulations and Amended Articles of Incorporation (together the "Governing Documents") in order to reduce the 80 percent supermajority provisions in the Company's Governing Documents to a two-thirds majority. This proposal was in response to the support received at previous Annual Meetings to similar shareholder proposals. However, the Board's proposal was not successful.

        Apparently dissatisfied with this vote, the shareholder submitting this proposal believes the Board should undertake, at the expense of all shareholders, various other actions to ensure the success of a similar proposal that would reduce the 80 percent supermajority provisions in the Company's Governing Documents to a simple majority. The successful outcome of such efforts cannot be guaranteed, despite the implication of the proposal. More basically, however, your Board does not believe that engaging in the activities suggested by this proposal or spending the significant amount of money that would be necessary to conduct a special solicitation for votes to reduce the supermajority voting requirements would be a prudent use of funds.

        As this Board has stated previously in response to proposals in past years, adoption by the shareholders of the Company — and those of many other public corporations — of supermajority voting requirements reflects the desire that decisions affecting the most important aspects of the Company's existence and operation be fair to all shareholders. The requirement of such broad consensus applies only to provisions that are very significant to the Company. In addition, supermajority voting requirements encourage potential acquirers to negotiate with the Board of Directors rather than just a few large shareholders, thereby enhancing the ability of the Board of Directors to maximize value for all shareholders. Furthermore, while supermajority voting provisions do not preclude an unsolicited takeover offer, they can make it more likely that all shareholders will be treated fairly in the takeover process. While the Board supported and urged passage of its proposal to reduce the 80 percent supermajority voting requirements, it believes that the shareholders have spoken on this issue and no further purpose is served by the current proposal.

        Shareholders should be aware that adoption of the current proposal by itself would not eliminate supermajority provisions. It recommends only that the Board again pursue measures to repeal the supermajority voting requirements which, as previously noted, would still require the affirmative vote of at least 80 percent of the stock outstanding and entitled to vote at any regular or special meeting of stockholders. The Board has little reason to believe that the additional efforts contemplated by the current proposal would sufficiently change the outcome of last year's vote. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

        The following is the substance of the proposal as submitted. The proponent's name, address, and number of shares held will be furnished upon written or oral request to the Company.

                      Beginning of Shareholder Proposal

4 — Adopt Simple Majority Vote

        RESOLVED: Make Full Use of our Directors' Power to Adopt Simple Majority Vote. Recommend that our Directors take each step reasonably needed for adoption of simple majority vote to apply to the greatest extent possible on each issue that can be subject to shareholder vote. This includes making full use of our Directors' power such as corresponding special company solicitations and one-on-one management contacts with major shareholders and brokers to obtain the 80% vote of all outstanding shares required for formal adoption of this proposal topic.

        75% Yes-Vote

        This topic won a 75% yes-vote average at 7 major companies in 2004. The Council of Institutional Investors www.cii.org formally recommends adoption of this proposal topic.

        Our Overwhelming 96% Response to our Directors' 2004 Recommendation

        We responded overwhelmingly (96% yes-vote) to our Directors' 2004 recommendation to vote yes on a version of this topic. Our 96% yes-vote was based on yes and no votes. The shares that our Directors did not reach kept us from obtaining the required 80% approval of all shares outstanding. This 2005 proposal includes provisions to reach the shares that our Directors did not reach in 2004. We were robbed of victory in spite of our 96% response to our Directors' recommendation.

        Our Directors should recommend a yes-vote for this proposal. It simply encourages our Directors to take reasonable steps to adopt the 2004 proposal topic which our Directors proposed.

        Progress Begins with a First Step

        The reason to take the above RESOLVED step is reinforced by our company's vulnerability to notices of improvement-needed regarding our corporate governance. For instance in 2004 it was reported:

        •  Our Chairman George Smart was designated a "problem director" by The Corporate Library, an independent investment research firm in Portland, Maine. Reason: In 2004, FirstEnergy settled a lawsuit that alleged accounting misrepresentation in 2002 and 2003. Mr. Smart then chaired our Audit Committee.

        •  FirstEnergy to pay a $90 million securities lawsuit settlement.

        •  FirstEnergy announced an SEC formal order of investigation.

        •  Our directors had special protection with an overwhelming 80%-vote needed to oust any director for good cause.

        •  Our Directors are taking 3-years to transition to annual election of each director when other companies accomplish this in one year.

        •  Four directors were allowed to hold from 4 to 7 director seats each — over-extension concern.

        •  2003 CEO pay of $4 million including stock option grants.

        •  Plus $5 million in unexercised stock options from previous years.

        Source: http://www.aflcio.org/corporateamerica/paywatch/ceou/database.cfm

        Our company's vulnerability to these notices of under-achievement reinforces the reason to adopt the above RESOLVED statement.

        Terminate Potential Frustration of the Shareholder Majority

        Our current rule allows a small minority to frustrate the will of the vast shareholder majority. For example, under our current 80% vote requirement, if 79% vote yes and only 1% vote no — only 1% of shares could force their will on the overwhelming 79% majority.

Adopt Simple Majority Vote
Yes of 4

                              End of Shareholder Proposal

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 4.

Item 5 — Shareholder Proposal

        A shareholder has indicated an intention to present at the Annual Meeting a proposal which recommends that any future executive deferred compensation plan that allows senior executives to (i) take deferred compensation in the form of FirstEnergy common stock and (ii) receive additional or matching awards of common stock if they do so, contain provisions that award any additional or matching compensation in the form of performance-based stock options. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

        The Board of Directors has considered this proposal and considers it unnecessary and not in the best interests of the Company and its shareholders.

        The Company's Executive Deferred Compensation Plan (the "Plan") is overseen by the Board of Directors and the Compensation Committee of the Board and was overwhelmingly approved by the Company's shareholders at the 2004 Annual Meeting.

        The Plan, as approved, provides eligible employees the opportunity to elect to defer salary or incentive payments. Participants can defer between 1 percent and 50 percent of base salary and any amount of their annual incentive award and/or long-term incentive award. Salary deferrals are credited only to a "Retirement Account" which returns a specified level of interest. Incentive awards, however, may be deferred and credited instead to a FirstEnergy common stock account. These deferrals are deemed invested in FirstEnergy stock and are credited with a 20 percent match; that is, an additional amount equal to 20 percent of their cash deferral is treated as invested in FirstEnergy common stock. In addition, dividend equivalents are credited to all deferral amounts deemed invested in FirstEnergy common stock. The 20 percent match vests and becomes payable only if it remains in the account for three years following the date it was credited and, at the end of those three years, the participant either remains employed with FirstEnergy (or one of its subsidiaries or affiliates) or the participant has retired after reaching age 60. If the participant dies, becomes disabled or is involuntarily terminated under circumstances qualifying him or her for severance benefits and such benefits are elected, or there is a change in control, then the 20 percent match becomes immediately vested. Payments from the FirstEnergy stock account are made in the form of FirstEnergy common stock. It is this feature that appears to be the subject of the shareholder proposal.

        The proponent suggests that shareholders are concerned that the current Plan is not adequately structured to provide challenging performance objectives and motivate senior executives to achieve long-term goals. Not only does the proponent fail to provide any support for this suggestion, it also ignores the fact that this is not the underlying purpose of the Plan. As currently structured, the primary purpose of the Plan is to facilitate the deferral of current income on a before-tax basis into retirement. But, as structured, the Plan does facilitate the ability of participants to further invest in the long-term success of the Company by providing an option to defer payouts from the annual and long-term incentive programs into a FirstEnergy common stock account. Participants not only have an opportunity to increase their ownership in the Company but also have the incentive to maximize the value of that account, which can only occur through maximizing the value of FirstEnergy stock in the long-term. The annual and long-term incentive programs, as described elsewhere in this proxy, serve as the primary compensation programs designed to challenge and motivate employees to achieve long-term performance goals. These incentive programs contain broad-based performance objectives that put a substantial portion of an executive's compensation at risk by establishing threshold achievement levels below which no payments are made and potentially greater payouts for successively higher levels of achievement.

        The two programs, while having differing purposes, are nevertheless complementary and, in combination, align the participating employees with the interests of other shareholders by motivating them to achieve long-term shareholder value and to invest that success back into the Company. By approving the terms of the Plan at the 2004 Annual Meeting, shareholders have endorsed the Board's view that the Plan properly aligns the interests of executives with those of shareholders.

        Having the Company overhaul these programs in favor of grants of indexed options, which unnecessarily restrict the flexibility inherent in the current plans, not only could place the Company at a disadvantage in recruiting and retaining executives in competition with other companies not burdened with similar requirements, but also is contrary to the overwhelming view of the shareholders who approved the Plan just last year. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL.

        The following is the substance of the proposal as submitted. The proponent's name, address, and number of shares held will be furnished upon written or oral request to the Company.

                      Beginning of Shareholder Proposal

        RESOLVED: The shareholders of FirstEnergy Corp. ("FirstEnergy" or the "Company") hereby recommend that any future executive deferred compensation plan that allows senior executives to take deferred compensation in the form of FirstEnergy common stock and to receive additional or matching awards of common stock if they do so shall award any additional or matching compensation in the form of performance-based stock options. For purposes of this resolution, "performance-based" shall mean:

  (1)
  indexed options, whose exercise price is linked to an industry index;

  (2)
  premium-priced stock options, whose exercise price is above the market price on the grant date; or

  (3)
  performance-vesting options, which vest when the market price of the stock exceeds a specific target.

SUPPORTING STATEMENT

        As shareholders, we support compensation policies that provide challenging performance objectives and motivate senior executives to achieve long-term shareholder value. We are concerned, however, that the current FirstEnergy Corp. Executive Deferred Compensation Plan (the "Plan") is not adequately structured to achieve that goal.

        Under the Plan, key officials at FirstEnergy and a subsidiary or affiliate, as designated by the Chief Executive Officer, may elect to defer certain portions of their salary, bonus and long-term incentive award for future payment. If eligible officials opt to defer payment of their annual or long-term incentive awards by investing those awards into a fund consisting of FirstEnergy common stock, they receive an additional award of common stock equal to 20 percent of the deferral. That additional award will (with limited exceptions) vest and become payable if it remains in the fund for at least three years.

        We are concerned by this practice, which in effect pays a bonus on top of a bonus. If FirstEnergy executives wish to invest a portion of their compensation in company stock, there are ways for them to do so now without the Company having to pay additional, unearned bonus compensation.

        Moreover, the award of this additional bonus is not geared to the Company's performance. The matching shares will have a present cash value to the eligible executives as soon as they vest, regardless of whether FirstEnergy's share price has gone up or down since the date of the grant.

        For these reasons, we believe that any award of additional or matching shares under the Plan should be in the form of performance-based stock options, which we believe tie compensation more closely to company performance.

        We urge shareholders to vote FOR this proposal.

                      End of Shareholder Proposal

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ITEM 5.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Company's common stock with the SEC and the NYSE. The Company makes these filings for the convenience of the executive officers and directors. To the Company's knowledge, for the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to its executive officers and directors were satisfied, with the exception of three filings for Mr. Stephen E. Morgan. Mr. Morgan was elected President of Jersey Central Power & Light Company, a subsidiary of the Company, on January 5, 2004. FirstEnergy subsequently determined to treat him as an insider of FirstEnergy as of such date. Due to an oversight by the Company, a Form 3 was not filed until March 17, 2004. Additionally, two Forms 4 were filed on March 17, 2004 on behalf of Mr. Morgan indicating the receipt of a FirstEnergy stock option grant as of March 1, 2004 and the payout of FirstEnergy performance shares on March 12, 2004.

BIOGRAPHICAL INFORMATION ON NOMINEES AND DIRECTORS

Nominees for Election as Directors

  Terms expiring in the Year 2006:

Anthony J. Alexander — President and Chief Executive Officer since January 2004 of the Company. He also is President of various subsidiaries of the Company. President and Chief Operating Officer from 2001-2004, President from 2000-2001, and Executive Vice President and General Counsel from 1997-2000 of the Company. Age 53. He also is a Director of Ohio Edison Company, Pennsylvania Power Company, The Cleveland Electric Illuminating Company, The Toledo Edison Company, Metropolitan Edison Company, Pennsylvania Electric Company, and many other subsidiaries of the Company. Director of the Company since 2002.

Russell W. Maier — President and Chief Executive Officer since 2002 of Michigan Seamless Tube LLC, a specialized manufacturer of seamless mechanical and pressure tubes for industrial applications. Retired in 1998 as Chairman of the Board and Chief Executive Officer of Republic Engineered Steels, Inc. Age 68. He is also a Director of Unizan Financial Corp. and Unizan Bank, National Association. Director of the Company since 1997 and Director of Ohio Edison Company from 1995-1997.
Committees: Compensation, Nuclear

Robert N. Pokelwaldt — Retired in 1999 as Chairman of the Board and Chief Executive Officer of YORK International Corporation, a supplier of heating, ventilating, air conditioning, and refrigeration equipment. Age 68. He is also a Director of Intersil Corporation and Mohawk Industries, Inc. Director of the Company since 2001 and Director of GPU, Inc. from 2000-2001.
Committees: Audit, Finance

Wes M. Taylor— Retired in 2004 as President (a position held since 1991) of TXU Generation, an owner and operator of electric generation and coal mines in Texas. Age 62. Director of the Company since 2004.
Committee: Nuclear

Jesse T. Williams, Sr. — Retired in 1998 as Vice President of Human Resources Policy, Employment Practices and Systems of The Goodyear Tire & Rubber Company, a manufacturer of tires and rubber-related products. Age 65. Director of the Company since 1997 and Director of Ohio Edison Company from 1992-1997.
Committees: Corporate Governance, Nuclear

Other Members of the Board

  Terms expiring in the Year 2006:

Dr. Carol A. Cartwright — President since 1991 of Kent State University. Age 63. She is also a Director of the Davey Tree Expert Company, KeyCorp., and PolyOne Corporation. Director of the Company since 1997 and Director of Ohio Edison Company from 1992-1997.
Committees: Compensation, Corporate Governance (Chair)

William T. Cottle — Retired in 2003 as Chairman of the Board, President and Chief Executive Officer (a position held since 2000) of STP Nuclear Operating Company (STPNOC), a nuclear operating company for the South Texas Project. President and Chief Executive Officer of STPNOC from 1997-2000. Age 59. Director of the Company since 2003.
Committees: Corporate Governance, Nuclear (Chair)

Paul J. Powers — Retired in 2000 as Chairman of the Board and Chief Executive Officer (a position held since 1987) of Commercial Intertech Corp., a hydraulic components and metal components manufacturer. Age 70. He is also a Director of GlobalSantaFe Corp. and YORK International Corporation. Director of the Company since 1997 and Director of Ohio Edison Company from 1992-1997.
Committees: Compensation, Finance (Chair)

George M. Smart — Non-executive chairman of the FirstEnergy Board of Directors since 2004. Retired in 2003 as President (a position held since 2001) of Sonoco-Phoenix, Inc., a manufacturer of easy-opening lids. Chairman of the Board and President of Phoenix Packaging Corporation from 1993-2001. Age 59. He is also a Director of Ball Corporation, Unizan Financial Corp. and Unizan Bank, National Association. Director of the Company since 1997 and Director of Ohio Edison Company from 1988-1997.
Committee: Audit (Chair)

Dr. Patricia K. Woolf — Consultant, author, and former Lecturer in the Department of Molecular Biology at Princeton University since 1991. Age 70. She is also a Director of Crompton Corporation and holds directorships at six mutual funds forming part of the "American Funds" fund complex. Director of the Company since 2001 and Director of GPU, Inc. from 1983-2001.
Committees: Corporate Governance, Nuclear

  Terms expiring in the Year 2007:

Paul T. Addison — Retired in 2002 as Managing Director in the Utilities Department (a position held since 1997) of Salomon Smith Barney (Citigroup), an investment banking and financial services firm. Age 58. Director of the Company since 2003.
Committees: Audit, Finance

Ernest J. Novak, Jr. — Retired in 2003 as Managing Partner (a position held since 1998) of the Cleveland office of Ernst & Young LLP, a public accounting firm. Age 60. He is also a Director of BorgWarner, Inc. and A. Schulman Inc. Director of the Company since 2004.
Committees: Audit, Finance

Catherine A. Rein — Senior Executive Vice President since 1997, Chief Administrative Officer since January 2005 and a Director of Metropolitan Life Insurance Company, a provider of insurance and other financial services to individual and institutional customers. President and Chief Executive Officer from 1999—2004 of Metropolitan Property and Casualty Insurance Company. Age 62. She is also a Director of The Bank of New York, Inc. Director of the Company since 2001 and Director of GPU, Inc. from 1989-2001.
Committees: Audit, Compensation (Chair)

Robert C. Savage — Chairman of the Board since 2003 and President and Chief Executive Officer from 1973-2003 of Savage & Associates, Inc., an insurance, financial planning and estate planning firm. Age 67. Director of the Company since 1997 and Director of Centerior Energy Corporation from 1990-1997.
Committees: Finance, Nuclear

SECURITY OWNERSHIP OF MANAGEMENT

        The following table shows shares of stock beneficially owned as of March 1, 2005, by each director and nominee; the executive officers named in the Summary Executive Compensation Table; and all directors and executive officers as a group. Also listed, as of March 1, 2005, are common stock equivalents credited to executive officers as a result of participation in incentive compensation plans.

Name	Class of Stock	Shares Beneficially Owned(1)	Common Stock Equivalents(2)
Paul T. Addison	Common	2,779
Anthony J. Alexander	Common	396,805	101,952
Dr. Carol A. Cartwright	Common	17,693
Mark T. Clark	Common	102,324	20,836
William T. Cottle	Common	2,087
Russell W. Maier	Common	16,332
Richard H. Marsh	Common	78,560	38,234
Ernest J. Novak, Jr.	Common	2,071
Guy L. Pipitone	Common	130,723	17,860
Robert N. Pokelwaldt	Common	10,219
Paul J. Powers	Common	20,562
Catherine A. Rein	Common	15,577
Robert C. Savage	Common	33,538
George M. Smart	Common	13,670
Wes M. Taylor	Common	3,967
Leila L. Vespoli	Common	119,308	31,488
Jesse T. Williams, Sr.	Common	11,274
Dr. Patricia K. Woolf	Common	17,396
All Directors and Executive Officers as a Group	Common	1,707,612	457,551
(1)
Shares beneficially owned include (a) any shares with respect to which the person has a direct or indirect pecuniary interest, and (b) shares that the person has the right to acquire beneficial ownership within 60 days of February 28, 2005 (Alexander - 314,725 shares; Clark - 96,115 shares; Maier - 5,110 shares; Marsh - 72,825 shares; Pipitone - 88,975 shares; Savage - 18,790 shares; Vespoli - 110,950 shares; and all directors and executive officers as a group - 1,339,223 shares). The percentage of shares beneficially owned by any director or nominee, or by all directors and executive officers as a group, does not exceed one percent of the class owned.

(2)
Common stock equivalents represent the cumulative number of shares deferred under the Executive Deferred Compensation Plan, performance shares, and restricted stock units credited to each executive officer. The value of these shares is measured in part by the market price of the Company's common stock. Final payments for performance shares may vary due to performance factors, as discussed in the narrative under the Long-Term Incentive Plan Table. In regard to performance restricted stock units, at the end of the restriction period, the actual number of shares issuable may be adjusted upward or downward by 25 percent based on FirstEnergy's performance against three predetermined metrics. In addition, the common stock equivalents reflected for "All Directors and Executive Officers as a Group" includes discretionary restricted stock units awarded to certain executive officers that will be issuable five years after the date awarded, except for specified provisions if the executive dies, is terminated due to disability, or there is a change in control. Common stock equivalents do not have voting rights or other rights associated with ownership of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

        The following table shows all persons of whom the Company is aware who may be deemed to be the beneficial owner of more than five percent of common shares of the Company as of December 31, 2004. This information is based on SEC Schedule 13G filings.

				Voting Power Number of Shares		Investment Power Number of Shares
Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Common Shares Outstanding
				Sole	Shared	Sole	Shared
Capital Research and Management Company 333 South Hope Street, Los Angeles, CA 90071	24,578,580		7.5%	0	0	24,578,580	0
State Street Bank and Trust Company 225 Franklin Street, Boston, MA 02110	22,353,129	*	6.8%	10,145,324	12,207,805	0	22,353,129

*State
Street disclaims beneficial ownership of these shares.

SUMMARY EXECUTIVE COMPENSATION TABLE

Long-Term Compensation
								Awards			Payouts
Annual Compensation
Name and Principal Position								Restricted Stock(2)		Securities Underlying Options	Long-Term Incentive Plan(3)(4)		All Other Compensation(5)
	Year	Salary		Bonus(4)		Other(1)
Anthony J. Alexander(6) President and Chief Executive Officer	2004 2003 2002	$ $ $	991,730 702,519 648,523	$ $ $	985,596 0 124,769	$ $ $	52,545 34,805 12,571	$ $ $	0 0 274,425	257,100 160,900 120,000	$ $ $	296,469 371,670 664,455	$ $ $	44,495 45,115 39,921
Richard H. Marsh Senior Vice President and Chief Financial Officer	2004 2003 2002	$ $ $	423,557 375,556 357,129	$ $ $	230,536 0 127,064	$ $ $	6,769 13,267 13,731	$ $ $	0 0 36,590	51,300 47,500 35,000	$ $ $	118,333 176,991 316,421	$ $ $	51,936 53,590 43,725
Leila L. Vespoli Senior Vice President and General Counsel	2004 2003 2002	$ $ $	402,788 352,173 319,264	$ $ $	187,734 0 145,226	$ $ $	13,264 13,998 16,893	$ $ $	0 0 109,770	48,800 45,000 35,000	$ $ $	103,374 151,739 146,724	$ $ $	38,644 40,627 34,238
Guy L. Pipitone President, FirstEnergy Solutions Corp.	2004 2003 2002	$ $ $	367,884 331,616 311,169	$ $ $	388,510 0 70,274	$ $ $	8,605 3,701 5,915	$ $ $	1,452,500 0 0	34,500 41,900 35,000	$ $ $	95,837 151,739 271,320	$ $ $	41,980 44,349 39,467
Mark T. Clark Senior Vice President, FirstEnergy Service Company	2004 2003 2002	$ $ $	376,730 260,854 241,162	$ $ $	213,118 0 81,974	$ $ $	4,159 1,150 0	$ $ $	0 0 0	20,300 17,700 12,000	$ $ $	43,737 66,748 119,462	$ $ $	35,121 28,667 28,519
(1)
For 2004, Other Annual Compensation includes perquisites and reimbursement for income tax obligations on certain perquisites. Prior to 2004, Other Annual Compensation did not include perquisites since they did not exceed the lesser of either $50,000 or 10 percent of the total of annual salary and bonus reported for any named executive officer. Perquisites include country club dues, financial planning services, travel expenses and imputed income on group life insurance. For 2004, FirstEnergy discontinued reimbursement for income tax obligations on both country club dues and financial planning services. Of the total amount in 2004 for Mr. Alexander, $40,060 was for travel expenses.

(2)
Reflects the dollar value of any restricted common stock award on the date of the award, determined by multiplying the number of shares awarded by the closing market price of the Company's common stock on the award date. At December 31, 2004, the total number of all restricted stock holdings and values determined by multiplying the total number of restricted shares by the closing market price of the Company's common stock on December 31, 2004, were as follows: Alexander — 13,439 shares ($530,991); Marsh — 1,125 shares ($44,458); Vespoli — 3,376 shares ($133,376); Pipitone — 35,331 shares ($1,395,941); Clark — 0 shares ($0). Dividends on restricted shares are reinvested into additional shares which also are restricted. Restricted shares cannot be sold by the executive during the restricted period, and these shares can be forfeited if the executive leaves the Company prior to the end of the restricted period.

(3)
Represent payouts of long-term incentive opportunities under the Executive Incentive Compensation Plan.

(4)
Amounts shown in the Bonus and Long-Term Incentive Plan (later referred to as the LTIP) Payouts columns include bonus and LTIP payouts deferred under the Executive Deferred Compensation Plan (later referred to as the EDCP). Under the terms of the EDCP, an executive may defer all or a portion of his or her bonus and/or long-term incentive payment into common stock equivalents in a Stock Account at the then current FirstEnergy stock price. As an incentive to executives to increase their ownership in the Company, any amounts deferred into the Stock Account are increased by 20 percent. During the three-year period following deferral, dividend equivalents are credited to the Stock Account and are converted to additional common stock equivalents. At the end of the three-year period, the common stock equivalents are valued based on the then current FirstEnergy common stock price, and the Stock Account is paid out as stock unless the executive has elected to defer the proceeds further into a Retirement Stock Account within the EDCP. If the executive resigns or is terminated for cause during the three-year period following deferral, the 20 percent incentive amount and any appreciation on it are forfeited.

The 20 percent incentive amounts for reported 2004 Bonus or LTIP Payout deferred into Stock Accounts in 2005, which are included in the Bonus and LTIP columns above, were as follows: Alexander-$0; Marsh-$21,773; Vespoli-$0; Pipitone-$9,583; Clark-$7,698. The 20 percent incentive amounts for reported 2003 and 2002 Bonus or LTIP Payout deferred into Stock Accounts, which are included in the Bonus and LTIP columns above, were as follows: Alexander-2003-$0, 2002-$0; Marsh-2003-$0, 2002-$33,388; Vespoli-2003-$18,208, 2002-$8,360; Pipitone-2003-$0, 2002-$0; Clark-2003-$12,147, 2002-$0.

(5)
For 2004, this amount is comprised of (1) matching Company common stock contributions under the tax-qualified Savings Plan: Alexander-$7,226; Marsh-$3,051; Vespoli-$7,226; Pipitone-$7,226; Clark-$5,764; (2) above market interest earned under the Executive Deferred Compensation Plan: Alexander-$36,620; Marsh-$48,530; Vespoli-$31,250; Pipitone-$34,413; Clark-$22,729; and (3) income or premiums associated with the Executive Supplemental Life Plan: Alexander-$649; Marsh-$355; Vespoli-$168; Pipitone-$341; Clark-$6,628.

(6)
Mr. Alexander was named Acting Chief Executive Officer on December 22, 2003, due to the medical leave of absence of the prior Chief Executive Officer, H. Peter Burg. Mr. Burg passed away on January 13, 2004. On January 20, 2004, Mr. Alexander was elected President and Chief Executive Officer. In 2004, Mr. Burg's beneficiary received $385,575 under our Executive Deferred Compensation Plan and $152,102 of other compensation consisting of a tax gross up of $69,041 and $90,286 of Mr. Burg's salary that was earned but unpaid at the time of his death. This amount was offset by $7,225 of deferred salary.

LONG-TERM INCENTIVE PLAN TABLE — AWARDS IN 2004

			Estimated Future Payouts Under Non-Stock Price Based Plan
		Performance or Other Period Until Maturation or Payout
Name	Number of Performance Shares		Below Threshold	Threshold	Target	Maximum
A. J. Alexander	25,184	3 years	$0	$443,250	$886,500	$1,329,750
R. H. Marsh	5,894	3 years	$0	$103,750	$207,500	$311,250
L. L. Vespoli	5,610	3 years	$0	$98,750	$197,500	$296,250
G. L. Pipitone	3,806	3 years	$0	$67,000	$134,000	$201,000
M. T. Clark	2,514	3 years	$0	$44,250	$88,500	$132,750

        Each executive's target long-term award was converted into the number of performance shares shown above, calculated using the average of the high and low stock prices of the common stock on the last trading day in 2003. These shares were placed into an account in the executive's name for a three-year period that will end on December 31, 2006. During this three-year performance period, an amount equal to the dividend for a share of common stock will be credited to this account for each performance share in the account on the date that the common stock dividends are paid. These dividend equivalents will be converted into additional performance shares based on the closing price of FirstEnergy common stock on that day. At the end of the three-year performance period, the executive's account will be valued based on the average of the high and low prices on the last trading day in 2006.

        The final account value may be adjusted upward or downward based upon the total shareholder return of FirstEnergy common stock relative to an energy services company index during this three-year period. If the total shareholder return ranking is below the 40th percentile, no long-term award will be paid. If the total shareholder return ranking is at or above the 86th percentile, the award payout will be 150 percent of the account value. Award payouts for a ranking between the 40th and 86th percentile will be interpolated between 50 and 150 percent.

        The final value of an executive's account, if any, will be paid to the executive in cash early in the year 2007. Executives also may elect to defer the receipt of any Long-Term Incentive Program award in accordance with the provisions of the Executive Deferred Compensation Plan. If an executive retires, dies, separates due to disability, or separates for a reason that the executive qualifies for and elects severance prior to the end of the three-year period, the value of the account will be decreased based on the number of months worked during the period. However, an executive must work at least twelve months during the three-year period to be eligible for an award payout.

STOCK OPTIONS GRANTED IN 2004

	Individual Grants
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price	Expiration Date	Date Exercisable		Grant Date Present Value(1)
A. J. Alexander	257,100	7.78%	$38.76	3/01/14	3/01/05	(2)	$1,726,144
R. H. Marsh	51,300	1.55%	$38.76	3/01/14	3/01/05	(2)	$344,423
L. L. Vespoli	48,800	1.48%	$38.76	3/01/14	3/01/05	(2)	$327,638
G. L. Pipitone	34,500	1.04%	$38.76	3/01/14	3/01/05	(2)	$231,630
M. T. Clark	20,300	0.61%	$38.76	3/01/14	3/01/05	(2)	$136,292
	Grant Date	Dividend Yield	Risk-Free Rate	Annual Turnover Rate	Price Volatility	Option Term (in Years)	Black- Scholes Value
(1)	3/01/04	3.88%	1.98%	0.57%	26.2583%	7.60	$6.7139
(2) Vests in 25 percent increments annually on March 1 starting on March 1, 2005.

AGGREGATED STOCK OPTIONS EXERCISED IN 2004
AND STOCK OPTION VALUES AT DECEMBER 31, 2004

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at December 31, 2004 Exercisable/Unexercisable
A. J. Alexander	75,292	$1,227,465	180,225/557,775	$1,638,605/$2,880,240
R. H. Marsh	46,399	$717,196	39,375/144,425	$322,525/$876,550
L. L. Vespoli	0	$0	49,750/140,050	$550,980/$856,300
G. L. Pipitone	20,000	$388,200	61,125/123,425	$553,524/$822,790
M. T. Clark	0	$0	33,615/54,575	$441,427/$325,830

EQUITY COMPENSATION PLAN INFORMATION

        The following table contains information as of December 31, 2004, regarding compensation plans for which shares of FirstEnergy common stock may be issued.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	12,829,519	(1)	$32.52	4,533,328	(2)
Equity compensation plans not approved by security holders (3)	0		N/A	0
Total	12,829,519		$32.52	4,533,328
(1)
Represents shares of common stock that could be issued upon exercise of outstanding options granted under the FirstEnergy Corp. Executive and Director Incentive Compensation Plan (later referred to in these notes as the Plan). This number does not include 352,105 shares of common stock that could be issued upon exercise of outstanding options granted under plans assumed by FirstEnergy in acquisitions. The aggregate weighted-average exercise price of all outstanding options under the assumed plans is $27.95. FirstEnergy cannot grant additional options under the assumed plans.

(2)
Includes an indeterminate number of common shares that may be issued upon the settlement of 634,488 outstanding performance shares granted under the Plan, as well as upon the settlement of future grants of performance shares, stock appreciation rights and restricted stock under the Plan. If certain corporate performance goals are attained, performance shares can be paid in the form of cash or common stock, at the discretion of the Compensation Committee. Stock appreciation rights also may be settled in the form of cash or common stock at the discretion of the Compensation Committee. No grants of stock appreciation rights have been awarded under the Plan. Restricted stock always is issued in the form of common stock. Of the total shares available for future issuance reported above, no more than 3,399,996 common shares may be issued in connection with performance shares or restricted stock granted under the Plan.

(3)
All equity compensation plans have been approved by security holders.

SEVERANCE AGREEMENTS AND OTHER CONTRACTS

        The Company has in place separate severance agreements with Anthony J. Alexander, Richard H. Marsh, Leila L. Vespoli, Guy L. Pipitone, and Mark T. Clark. In each case, the agreements provide for the payment of severance benefits if the individual's employment with FirstEnergy or its subsidiaries is terminated under specified circumstances within three years after a change in control of FirstEnergy. A change in control includes the acquisition of the beneficial ownership of 50 percent or more of the outstanding shares of common stock or other voting stock of the Company, a change in the majority of the members of the Board of Directors, or a reorganization, merger, or dissolution of the Company. The agreements are intended to ensure that the individuals are free from personal distractions in the context of a potential change in control, when the Board needs the objective assessment and advice of these executives to determine whether an offer is in the best interests of the Company and its shareholders. The severance benefits are triggered only when the individual is terminated without cause or resigns for good reason. Resigning for good reason is defined as a material change, following a change of control, inconsistent with the individual's previous job duties or compensation. The agreements have initial three-year terms.

        In 2003, the Compensation Committee retained an outside consultant to review the current provisions of the severance agreements. As a result of the consultant's findings, the Compensation Committee chose not to extend the current agreements, and to instead provide agreements with more conservative terms that are better aligned with competitive practice. The Company therefore executed a new agreement with Mr. Alexander on March 5, 2004, effective immediately. In December 2003, the Company executed new agreements with Mr. Marsh and Ms. Vespoli with an effective date of January 1, 2006. These new agreements with Mr. Alexander, Mr. Marsh and Ms. Vespoli provide the following benefits:

  •
  The individual's base salary and accrued benefits through the date of termination, including a pro-rata portion of the annual and all deferred long-term incentive awards earned;

  •
  2.99 times the sum of the individual's base salary plus the average of his or her annual incentive compensation awards over the past three years;

  •
  In regard to retirement plans, (a) three years will be added to the executive's age and service at termination, (b) pension benefits will be calculated with the enhanced age and service, and (c) benefits will be paid out no earlier than an adjusted age of 55;

  •
  With regard to health care and life insurance, each executive will receive the benefits on the same terms as an active employee for three years;

  •
  Payment of legal fees and expenses as well as any excise taxes resulting from the agreement.

        Additionally, in the case of Mr. Alexander, he is eligible for the specified severance benefits if he resigns, for any reason, during a 90-day window period commencing 18 months following a change in control.

        Because the agreements executed in December 2003 for Mr. Marsh and Ms. Vespoli do not become effective until January 1, 2006, they remain covered under the agreements that were previously in place for each of them through December 31, 2005. The benefits provided under those agreements differ from the benefits described above in the following areas: a) in regard to retirement benefits, benefits as follows: if the individual is less than age 55 at termination, the benefit is calculated as if he or she were age 55, offset by compensation earned from subsequent employers until age 55, at which time it then will be offset by pension benefits and, at age 62, further offset by Social Security payments; if the individual is between age 55 and 62 at termination, the benefit is calculated in accordance with the SERP and will be offset by Social Security payments beginning at age 62; if the individual is age 62 or more at termination, the benefit is calculated in accordance with the SERP as described below under "Executive Retirement Plan"; and, b) in regard to group health and life insurance, continuation of the benefit as if the individual had retired at the greater of his or her current age or age 55, and the greater of his or her current years of service or actual years of service at age 55.

        On February 15, 2005, in response to a shareholder proposal at the 2004 Annual Meeting that received the affirmative vote of approximately 64 percent of the votes cast, the Board adopted a new policy with respect to severance agreements. The Board's policy requires that any future severance agreement offered to any Company employee limit the multiplier of base salary and target short-term incentive compensation to 2.99 times. The Board's policy also requires that such severance agreements with designated Section 16 officers only contain such other terms, conditions and provisions as may be recommended by the Compensation Committee and approved by the independent directors of the Board and, at the discretion of such independent directors, approved by the shareholders. The Board's policy also requires that the Compensation Committee retain an independent third-party consultant to review periodically the prevailing competitive practices concerning severance agreements triggered by a change in control and report on such review to the Board.

        In accordance with this policy, the Compensation Committee executed agreements with Mr. Clark and Mr. Pipitone on March 7, 2005, effective immediately. Severance benefits are limited to 2.99 times, and 2.00 times respectively, base salary and target short-term incentive compensation. In addition, the Compensation Committee recommended, and the Board approved, the following additional terms. With respect to Mr. Clark's retirement benefits (a) three years will be added to his age and service at termination, (b) pension benefits will be calculated with the enhanced age and service, and (c) benefits will be paid out no earlier than an adjusted age of 55. With regard to health care, he will receive health care benefits on the same terms as an active employee for three years. Lastly, with regard to life insurance, he will receive life insurance benefits on the same terms as an active employee for three years. Mr. Pipitone's agreement provides that, in regard to retirement plans, (a) two years will be added to the executive's age and service at termination, (b) pension benefits will be calculated with the enhanced age and service, and (c) benefits will be paid out no earlier than an adjusted age of 55. In regard to health care, he will receive health care benefits on the same terms as an active employee for two years. Lastly, in regard to life insurance, he will receive life insurance benefits on the same terms as an active employee for two years.

        Under all of the above severance agreements, the executive would be prohibited for two years from working for or with competing entities after receiving severance benefits from this change in control agreement.

EXECUTIVE RETIREMENT PLAN

        The FirstEnergy Supplemental Executive Retirement Plan (later referred to as the SERP) is limited to eligible executives. At normal retirement, eligible senior executives who participated in the SERP prior to 1999 and have five or more years of service with the Company or its subsidiaries, or eligible senior executives who began participation in the SERP in 1999 or later and have ten or more years of service, are provided a retirement benefit from the SERP. This benefit is equal to the greater of 65 percent of the executive's highest annual salary, or 55 percent of the average of the executive's highest three consecutive years of salary plus annual incentive awards paid after January 1, 1996, and paid prior to retirement. The SERP benefit is reduced by the executive's pensions under tax-qualified pension plans of the Company or other employers, any supplemental pension under the Company's Executive Deferred Compensation Plan, and Social Security benefits. In some cases, the executive's tax-qualified pension and supplemental pension may exceed the SERP benefit. Subject to exceptions that might be made in specific cases, senior executives retiring prior to age 65, or with less than five years of service, or both, may receive a similar but reduced benefit. The SERP also provides for disability and surviving spouse benefits. As of the end of 2004, the estimated annual single life annuity retirement benefits of the executive officers listed in the Summary Executive Compensation Table at age 65 from FirstEnergy were: Alexander-$614,714; Marsh-$255,399; and Vespoli-$252,375; Pipitone-$243,825; and Clark-$215,760. Our former Chief Executive Officer, H. Peter Burg, passed away on January 13, 2004. In 2004, Mr. Burg's beneficiary received an annual retirement benefit of $511,550.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board (later referred to in this report as the Committee) has responsibility for assisting the Board in establishing and for administering the executive compensation programs of the Company to determine whether these programs are coordinated properly and achieving their intended purposes. The Committee is comprised of the four directors listed at the end of this report, none of whom is an employee of the Company, and each of whom qualifies as a non-employee director for the purpose of Rule 16b-3 under the Securities Exchange Act of 1934 and an outside director for the purposes of Section 162(m) of the Internal Revenue Code. Also, as provided for in the Company's Corporate Governance Policies, each member qualifies as independent as defined from time to time by regulations of the New York Stock Exchange and the Securities and Exchange Commission.

        In 2004, the Committee reviewed its compensation practices surrounding executives and directors; reviewed the Committee charter, which reflects the criticality of its role in aligning executive and director pay with shareholders' interests, to ensure that the current practice of the Committee aligns with the authority and responsibilities outlined in the charter; reviewed its compensation philosophy, which addresses the current business environment; and reviewed all direct compensation, perquisites, retirement benefits and related lump-sum payments for the named executives in the proxy statement.

Committee Charter

        In accordance with the charter, the purposes of the Committee include:

  •
  To discharge the responsibilities of the Board as specified in the charter relating to compensation of certain senior-level officers of the Company, including the Chief Executive Officer (later referred to in this report as the CEO), the Chairman, if the Chairman is not the CEO, other named executives identified in the proxy statement, and other senior-level officers;

  •
  To review and endorse a compensation philosophy that supports competitive pay for performance and is consistent with the corporate strategy; and

  •
  To assist the Board in establishing the appropriate incentive compensation and equity-based plans for the Company's executive officers, to administer such plans in order to attract, retain and motivate skilled and talented executives and to align such plans with Company and business unit performance, business strategies and growth in shareholder value.

        To assist the Committee in fulfilling its charter obligations, the Committee established an annual work plan and meeting agendas that include executive sessions, which are held without the presence of management and which include independent advisors when the Committee deems appropriate.

Philosophy

        The Company's compensation philosophy applies to all executives and reflects the following principles:

  •
  Total compensation will provide competitive pay that will reflect a pay-for-performance orientation under which executives' rewards are linked strongly to delivering superior short- and long-term results to its key stakeholders, including shareholders, customers, and employees. To achieve this goal, a significant portion of an executive's actual pay will reflect corporate, business unit and individual performance as defined by various financial, operational, and personal objectives.

  •
  The peer group used to define competitive levels of compensation will be similarly sized organizations in the energy services industry. In addition, consideration may be given to data from the competitive general industry in circumstances where that is the relevant pool in which we compete for talent.

  •
  Base salaries generally will be targeted at or near the median competitive levels in the associated peer group. Variations above or below median levels for individual executives will be used to reflect the relative responsibilities of the positions within FirstEnergy to facilitate internal equity. Further, base salaries will reflect the individual qualifications, experience and sustained performance level of the executive.

  •
  Incentive opportunities for executives will be targeted at median competitive levels for achievement of planned corporate goals but will allow executives to achieve total compensation at approximately the 75th percentile of the peer group if both corporate and individual performance are superior; however, there will be a significant downside if corporate and/or individual performance is below standard.

  •
  The proportion of pay at risk will be consistent with competitive data and will increase as an executive's level of responsibility increases. Incentive opportunities will be designed to align with the long-term interests of shareholders. An appropriate balance of annual, medium-term and longer-term incentives will facilitate the retention of talented executives, reward long-term strategic results and encourage stock ownership.

  •
  Short-term incentive opportunities will be based on a combination of corporate, business unit and individual goals. As an executive's level of responsibility increases, a greater percentage of the annual incentive will be based on corporate goals. Corporate goals should reflect the targeted performance objectives for the year and should be heavily weighted toward financial targets.

  •
  Long-term incentive awards will be based on both the Company's absolute performance and performance relative to peer companies, as appropriate, and will be largely equity-based to ensure alignment of management and shareholder interests.

  •
  Consistent with this philosophy, the compensation for the Company's outside directors generally will be targeted at or near the median competitive levels of similarly sized organizations in the energy services industry.

Use of Outside Consultants

        The Committee employs an outside consultant to assist it in fulfilling its charter. The consultant is an independent advisor to the Committee. The Committee is able to select, dismiss and approve any financial arrangement with the consultant. The consultant also may assist management in performing duties delegated from the Committee.

Components of Compensation

        The Company delivers total direct compensation to executives through three primary components: base salary, short-term incentives and long-term incentives. The Committee reviews annually the Company's competitiveness in regard to each of these elements individually and in the aggregate. Each compensation component is discussed in greater detail below.

Base Salary

        The committee reviews executive base salaries each year. Base salaries are targeted primarily to the median of similarly-sized companies in the energy services industry, but broader general industry data also is reviewed as appropriate. The peer group used primarily for reviewing compensation includes the companies used in the total shareholder return graph in this proxy statement, but may include others as appropriate. The Committee makes annual adjustments to base salaries, if appropriate and merited, after considering both quantitative and qualitative factors such as Company performance, individual executive performance, changes in executives' responsibilities, and changes in the competitive marketplace.

Short-term Incentive

        FirstEnergy's short-term incentive plan supports the Company's compensation strategy by linking executive rewards directly to annual performance results on key corporate, business unit and individual objectives. Similar to base salaries, the short-term incentive plan provides executives with opportunities that are targeted to the median of the energy services industry. The Committee reviews annually these target award opportunities, which are expressed as a percentage of base salary, and makes adjustments as appropriate and warranted by market practice and executive performance. For 2004, target award opportunities for executives ranged from 30 percent of salary to 100 percent of salary for the CEO. Actual awards for the short-term incentive portion based on operational performance range from 50% of target for performance at threshold to 150% of target for outstanding performance. Actual awards for the short-term incentive portion based on financial performance range from 50% of target for performance at threshold to 200% of target for outstanding performance. Awards may not occur if threshold performance is not achieved.

        In 2004, short-term incentive objectives included metrics such as earnings per share, net debt reduction, free cash flow from operations, customer service, generating plant performance, reliability and safety, among others. Each executive's opportunity is based on a range of the above measures, which are weighted to reflect the executive's position and responsibilities.

Long-term Incentive

        The Company believes that executive compensation must be linked closely to long-term results and the creation of shareholder value. Accordingly, the Company maintains a long-term incentive program that provides executives with award opportunities based on the long-term successful performance of the Company. This program is equity-based in order to align the long-term interests of executives with those of shareholders. Similar to the short-term incentive program, the Committee reviews annually executives' long-term incentive opportunities to ensure competitiveness with the Company's target market and makes any adjustments as appropriate.

        Specifically, for 2004, the Company delivered long-term incentives through a combination of stock options and performance shares. Historically, the Company has made annual grants of stock options to executives that are at fair market value and that vest 25 percent per year over four years. Additional details of the stock option plan may be found in the Stock Options Granted Table in this proxy statement.

        The Company's performance share program provides executives with the opportunity for awards based on FirstEnergy's total shareholder return performance relative to a group of publicly-owned energy industry peers over a three-year period. If the Company's performance is below threshold (defined as the 40th percentile), no awards are paid. If the Company's performance is above the 86th percentile, awards will be made at maximum or 150 percent of target. Awards are interpolated for performance between these two points. The Company's performance for the 2002-2004 period was above threshold but below target, resulting in an actual award level at 56.7 percent of target.

        In 2004, the Company undertook a comprehensive review of its long-term incentive program in order to ensure that the program was operating most effectively and appropriately. Based on the results of this review, the Company determined that, in 2005, performance shares should continue to be part of the long-term incentive program but that performance-based restricted stock units should replace stock options as the second component of the program.

CEO Evaluation Process

        As defined by the Charter, the Committee established a process to obtain an evaluation of the CEO's performance from all independent directors. This process consists of both a written summary and an oral presentation by the CEO to the independent directors, discussion by independent directors and a summary of the consensus of the independent directors presented to the CEO. Consistent with the Charter, the Committee further reviewed and recommended to the Board corporate goals and objectives relevant to the compensation of the CEO and evaluated the CEO's performance in light of those goals and objectives during its annual review of the CEO's performance and compensation. The results of this review were communicated to the CEO and to the Board.

CEO Pay

        In determining the compensation structure for the CEO, the Company applies the same philosophy that guides the total compensation program for other officers. In particular, the Committee believes that the CEO should have a majority of his total pay at risk. For 2004, over 75 percent of the CEO's target total compensation was variable as delivered through short- and long-term incentive opportunities.

        The salary column in the Summary Executive Compensation Table lists the 2004 base salary of the CEO, Mr. Anthony J. Alexander, including salary deferred into the FirstEnergy Corp. Executive Deferred Compensation Plan and/or the FirstEnergy Savings Plan. In accordance with the Company's pay philosophy, Mr. Alexander received a base salary of $985,000 for 2004, which is similar to that of CEOs at similarly-sized energy services companies. Mr. Alexander became CEO on January 20, 2004. His base salary was set lower within the range of the competitive data to reflect the fact that he had been recently promoted to the role. We note that Mr. Alexander's increase in salary from 2003 to 2004 reflects his promotion from President and Chief Operating Officer to CEO of the Company.

        Under the Company's short-term incentive plan, Mr. Alexander has a target opportunity of 100 percent of base salary. The Committee approved five financial and operational short-term incentive objectives for Mr. Alexander in 2004 as well as the relative weightings for each. These objectives related to the achievement of targeted levels of earnings per share; net debt reduction; cash flow; overall safety performance, including nuclear safety as measured by an industry index; and customer service excellence. The financial measures received the heaviest weighting in Mr. Alexander's target short-term incentive opportunity. Based on the Company's 2004 performance, Mr. Alexander was awarded a short-term incentive payout of $985,596 which was slightly above the target.

        Similar to the approval for other executives, the Committee approved stock option and performance share awards for Mr. Alexander in 2004. Mr. Alexander received a grant of 257,100 options in March 2004. Additional details of the grants for Mr. Alexander (and the other named executive officers) are listed in the Stock Options Granted in 2004 Table. Mr. Alexander also received a target grant of 25,185 performance shares in 2004, with the actual payout, if any, to occur in early 2007 based on the Company's total shareholder return results relative to an index of peer companies as measured between January 1, 2004, and December 31, 2006. This award will be paid out in accordance with the plan structure as outlined above under the Long-Term Incentive section of this report. Additional details of the program are described in the narrative under the Long-Term Incentive Plan Table.

        In accordance with the long-term incentive plan in effect in 2002, Mr. Alexander received an incentive opportunity of performance shares with a term of three years from 2002 through 2004. Based on the Company's level of performance, Mr. Alexander's payout under the 2002 long-term incentive plan was $296,469.

Share Ownership Guidelines

        FirstEnergy believes it is critical that the interests of executives and shareholders be clearly aligned. As such, share ownership requirements, defined as a multiple of salary, are in place for FirstEnergy executives as follows:

CEO and President	5 times
EVP and COO	4 times
Senior Vice Presidents and the Equivalent	3 times
Vice Presidents and the Equivalent	1-2 times

        The majority of the executives, including the CEO and President, are already at the designated ownership level and the remaining executives are expected to reach their designated levels within three to five years. Mr. Alexander currently owns over 148,000 shares of FirstEnergy stock, the value of which more than satisfies his stock ownership requirements.

Preserving Tax Deductibility of Executive Compensation

        Recognizing that competitive compensation levels for senior executive officers at a corporation the size of FirstEnergy may exceed the $1 million deduction limit of Section 162(m) of the Internal Revenue Code, it is the Committee's policy to structure executive compensation plans to maximize the deductibility of executive compensation by minimizing the compensation subject to this limit.

        The foregoing report on executive compensation for 2004 is provided by the undersigned members of the Compensation Committee of the Board of Directors.

Catherine A. Rein (Chair)	Dr. Carol A. Cartwright
Russell W. Maier	Paul J. Powers

BOARD AUDIT COMMITTEE REPORT

        The Board Audit Committee (later referred to in this report as the Committee) oversees the Company's financial reporting process on behalf of the Board of Directors. The Committee acts under a written charter which is reviewed annually and revised as necessary and is approved by the Board of Directors. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements to be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004. In performing its review, the Committee discussed the propriety of the application of accounting principles by the Company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements.

        The Committee reviewed and discussed with FirstEnergy's independent registered public accounting firm, PricewaterhouseCoopers LLP, their opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States. This discussion covered the matters required by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as amended, by the

Auditing Standards Board of the American Institute of Certified Public Accountants, including its judgments as to the propriety of the application of accounting principles by the Company.

        The Committee received the written communications from the independent registered public accounting firm regarding their independence from the Company as required by the Independence Standards Board's Standard No. 1, "Independence Discussions With Audit Committees," and discussed that matter with the independent registered public accounting firm.

        The Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope, plans and results of their respective audits. The Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting process.

        Based on the above reviews and discussions conducted, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission.

        The following is a summary of the fees paid by the Company to its independent registered public accounting firm, PricewaterhouseCoopers LLP, for services provided during the years 2004 and 2003:

AUDIT FEES

        PricewaterhouseCoopers LLP billed the Company an aggregate of $6,662,783 in 2004 and $4,432,644 in 2003 in fees for professional services rendered for the audit of the Company's financial statements and the review of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements.

	Fees for Audit Year 2004	Fees for Audit Year 2003
AUDIT RELATED FEES
Benefit Plan Audits	$17,500	$138,978
Sarbanes-Oxley Assistance	$0	$75,000
Accounting Consultation (FIN 46 & Ohio Rate Plan)	$0	$217,788
TAX FEES	$0	$0
ALL OTHER FEES	$0	$0

        The Committee has considered whether any non-audit services rendered by the independent registered public accounting firm are compatible with them maintaining their independence. There were no non-audit services rendered by the independent registered public accounting firm in 2004 or 2003. The Committee, in accordance with its charter and in compliance with all applicable legal and regulatory requirements promulgated from time to time by the NYSE and SEC, has a policy under which the independent registered public accounting firm cannot be engaged to perform non-audit services, other than services that require an expertise that is exclusive to that firm. The policy further states that any engagement of the independent registered public accounting firm to perform other audit-related services must be approved in advance by the Vice President and Controller. Any engagement of the independent registered public accounting firm for non-audit related services that is based on an expertise that is exclusive to them must be specifically approved in advance by the Committee. The Committee pre-approved all services provided by PricewaterhouseCoopers LLP in 2004 and all audit related fees for PricewaterhouseCoopers LLP in 2003.

Audit Committee:	George M. Smart (Chair), Paul T. Addison, Ernest J. Novak, Jr., Robert N. Pokelwaldt, Catherine A. Rein

SHAREHOLDER RETURN — PERFORMANCE COMPARISON GRAPHS

        The following graphs show the total annual return from an investment in the Company's common stock compared with the total annual returns in the Edison Electric Institute's Index of Investor-Owned Electric Utility Companies (referred to below as the EEI Index) and the Standard & Poor's 500 Index of widely held common stocks (referred to below as the S&P 500 Index). The top graph shows the total annual returns by year. The bottom graph provides the cumulative value of a $100 investment on December 31, 1999. Total return represents stock price changes plus the reinvestment of dividends in the stock.

TOTAL ANNUAL RETURNS

TOTAL RETURN CUMULATIVE VALUES
($100 Investment on December 31, 1999)

Appendix A

CHARTER OF THE AUDIT COMMITTEE

PURPOSE

        The purpose of the Audit Committee (the "Committee") is:

          1. To assist Board oversight of:

            (a) The integrity of the Company's financial statements;

            (b) The Company's compliance with legal, risk management and regulatory requirements;

            (c) The independent auditor's qualifications and independence;

            (d) The performance of the Company's internal audit function and independent auditor; and

            (e) The Company's systems of internal control with respect to the accuracy of financial records, adherence to Company policies and compliance with legal and regulatory requirements.

          2. To prepare the report that Securities and Exchange Commission ("SEC") rules require be included in the Company's annual proxy statement; and

          3. To perform such other duties and responsibilities enumerated in this Charter.

        The Committee's function is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board acknowledges that the Committee members are not employees of the Company and are not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the external auditor's work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

COMPOSITION

        The Committee shall be comprised of not fewer than three members of the Board, as shall be determined from time to time by the Board. The Board shall appoint the members of the Committee upon the recommendation of the Corporate Governance Committee. Without the approval of the Board, no Committee member shall simultaneously serve on the audit committees of more than two other public companies.

        Each member shall qualify as independent, as such term is defined in the Corporate Governance Policies. The Board shall appoint at least one member to the Committee who, in the Board's business judgment, has accounting or related financial management expertise, which member may be an "Audit Committee Financial Expert" as such term may be defined from time to time by the SEC.

        All members of the Committee shall be financially literate, having a working familiarity with basic finance and accounting practices, or must become financially literate within a reasonable period of time after his or her appointment to the Committee.

RESPONSIBILITIES AND AUTHORITY

        The Audit Committee has the following responsibilities and authority:

          1. Annually, the Committee shall be directly responsible for the appointment, compensation, retention (subject to shareholder ratification, if such ratification is required) and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall audit the consolidated financial statements of the Company and the consolidated financial statements of selected subsidiaries for the fiscal year for which it is appointed and report directly to the Committee.

          2. Except as otherwise stated herein, the firm serving as the independent auditor for the Company may not be retained to provide non-audit related services to the Company or any of its subsidiaries. This also applies to non-audit related services received by the Company's subsidiaries from other accounting firms serving as their independent auditors. In the event that non-audit related services for a project can reasonably be provided only by the independent auditor due to expertise that is exclusive to that firm or for any other reason that the Committee deems necessary, and provided that the engagement for such non-audit related services is in compliance with all applicable legal and regulatory requirements promulgated from time to time by the SEC and the NYSE, the Committee must specifically approve such arrangements before the auditor may be engaged to provide such service. Notwithstanding the foregoing, the independent auditor for the Company is prohibited from providing the following non-audit services to the Company or any of its subsidiaries:

            (a) Bookkeeping or other services related to the accounting records or financial statements of the Company or any of its subsidiaries;

            (b) Financial information systems design and implementation;

            (c) Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

            (d) Actuarial services;

            (e) Internal audit outsourcing services;

            (f) Management functions or human resources;

            (g) Broker or dealer, investment advisor or investment banking services;

            (h) Legal services and expert services unrelated to the audit; and

            (i) Any other services that the Public Accounting Oversight Board determines, by regulation, is impermissible; or any other service that the Audit Committee determines is impermissible, poses a potential conflict, or should be prohibited.

        The Committee must pre-approve any audit-related service that is not considered part of the annual audit and, to the extent required by applicable law, any non-audit service, including tax services, that is not described in any of the foregoing paragraphs (a)-(i); except, however, that such retained audit firm may prepare or review income tax forms, registration statements and cost reports without such pre-approval.

          3. In connection with the Committee's approval of non-audit services, the Committee shall consider whether the independent auditor's performance of any non-audit services is compatible with the external auditor's independence.

          4. The Committee shall establish the Company's hiring policies for employees or former employees of the Company's independent auditors.

          5. At least annually, the Committee shall obtain and review a report by the independent auditor describing:

            (a) the independent auditor's internal quality control procedures;

            (b) any material issues raised by the most recent internal quality control review or peer review of the independent auditor's firm, or by any publicly disclosed inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor's firm, and the steps taken to deal with those issues; and

            (c) all relationships between the independent auditor and the Company, in order to assess the auditor's independence.

          6. After reviewing the foregoing report, the Committee shall evaluate the independent auditor's qualifications, terms of engagement, compensation, performance and independence, which shall include the review and evaluation of the lead partner of the independent auditor. In making its evaluation, the Committee shall take into account the opinions of management and internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

          7. The Committee shall ensure the regular rotation of the lead audit partner and concurring partner every five (5) years and consider whether it would be appropriate to implement a regular rotation of the independent auditor firm.

          8. The Committee shall also review any report by the independent auditor describing:

            (a) critical accounting policies and practices used by the Company;

            (b) alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

            (c) any other material written communication between the independent auditor's firm and the Company's management.

          9. The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's reports filed with the SEC. In addition to reviewing the financial statements, the Committee shall review any certification, report, opinion, or review rendered by the external auditor in connection with those financial statements, and any significant disputes between management and the external auditor that arose in connection with the preparation of those financial statements. The Committee shall have full access to the Company's books and personnel.

          10. The Committee, as a whole or through the Chair, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management, the internal auditor and the external auditor prior to filing of the Company's Reports on Forms 10-K or 10-Q, or as soon as practicable if the communications cannot be made prior to its filing.

          11. The Committee shall review disclosures made to the Committee by the Company's chief executive officer and chief financial officer during their certification process for Forms 10-K and Forms 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

          12. In connection with its review of the Company's financial statements, the Committee shall review and discuss with management, the internal auditor and the independent auditor the matters relating to the conduct of the audit required to be discussed by Statement on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented.

          13. The Committee shall review with the independent auditor any audit problems or difficulties and management's response to them. The Committee shall review any significant findings and recommendations of the internal auditing function together with management's responses to them. Any such review shall include discussion of the responsibilities, budget and staffing of the internal audit function.

          14. Based on its review and discussions with management, the internal auditor and the independent auditor, the Committee shall recommend to the Board whether the Company's financial statements should be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K).

          15. Although the Committee shall not be required to pre-approve or discuss in advance each earnings release or each instance in which the Company may provide earnings guidance, the Committee shall review and discuss press releases related to the Company's earnings, as well as financial information and earnings guidance provided to financial analysts and rating agencies.

          16. The Committee shall meet separately, periodically, with management, with internal auditors, with independent auditors and with the general counsel. Further, the Committee shall, at least annually, meet with the Company's independent auditor, without the presence of any Company employees, in order to review the results of each external audit of the Company, the report of the audit, any related management letter, management responses to recommendations made by the independent auditor in connection with the audit, all significant reports of the internal auditing department, and management's responses to those reports.

          17. At least annually, the Committee shall review the scope and plan of the work to be done by the Company's internal audit function, and the results of such work. The review should also include discussion of the responsibilities, budget and staffing of the internal audit function. The Committee shall oversee, require and review periodic evaluations of the Company's internal control and corporate compliance structures, including the charter of the internal audit function to reasonably assure that it is consistent with that recommended by the Institute of Internal Auditors, and the resources provided to the internal audit group to reasonably assure that it has sufficient resources to carry out its charter.

          18. The Committee shall periodically review with the Director of the Internal Auditing Department the adequacy of the Company's internal controls and corporate compliance structures, including computerized information system controls and security, to reasonably determine, at a minimum, that: (a) components of the Company's internal control and corporate compliance structures are regularly evaluated; (b) such evaluations are performed by qualified personnel; and (c) such evaluations have reasonable scope and depth of coverage and are conducted with sufficient frequency. The Committee shall discuss with the independent auditors any significant matters regarding internal controls over financial reporting that have come to their attention during the conduct of the audit, in addition to reviewing with the independent auditor the Company's compliance with the requirements of the Sarbanes-Oxley Act of 2002, as may be amended from time to time.

          19. The Committee shall consider and review Directors', officers' and management's Company-funded expenses.

          20. The Committee shall discuss generally the Company's policies with respect to risk assessment and risk management.

          21. Periodically, the Committee shall meet with appropriate members of management to review adherence to corporate policies and review processes relating to training, monitoring and reporting of policy compliance. In particular, the Committee shall review the Company's Code of Business Conduct to determine that it is designed to provide adequate protection against violations of applicable laws and regulations, and shall review the record keeping and reporting systems to measure and monitor regulatory compliance requirements. In general, the Committee shall also periodically review the Company's policies and procedures regarding compliance with the Company's Code of Business Conduct and the Company's Conflicts-of-Interest Policy, and methods for disseminating information regarding the foregoing policies. The Committee shall review corrective actions taken by the Company when significant internal or corporate compliance problems are reported. If the Committee becomes aware of any significant deficiency from corporate compliance programs or internal control programs, or of material violations of established corporate policies or legal and regulatory requirements, it shall: (a) reasonably determine that all appropriate corrective actions have been taken in response thereto, and that such actions are sufficient under the circumstances; (b) review any management override (which shall include waivers permitted by policies or procedures) of corporate compliance programs and internal control programs, and take the steps necessary to reasonably determine that such action or override will not occur in the future without Board approval; and (c) review the process for reporting deficiencies or violations to reasonably assure that the Director of Internal Audit and the Chief Ethics Officer are informed of such deficiencies or violations.

          22. The Committee shall establish procedures for:

            (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

            (b) the confidential, anonymous submission by the Company's employees of concerns regarding accounting or auditing matters.

          23. The Committee may cause on-going educational programs related to appropriate financial and accounting practices to be made available to Committee members.

          24. The Committee shall communicate to the Board any issues with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

          25. The Committee shall prepare the report required by SEC rules to be included in the Company's annual proxy statement.

          26. The Committee shall report regularly to the Board concerning its activities.

          27. The Committee shall meet at least six (6) times per year.

          28. The Committee shall serve as a channel of communication between the independent auditor and the Board, and between the Director of Internal Audit and the Board.

          29. At least annually, the Committee shall cause the Company to evaluate and, if necessary, recommend the replacement of the Director of Internal Audit.

          30. The Committee shall conduct an annual performance evaluation of the Committee.

          31. The Committee shall ensure the minutes of each meeting be kept and filed with the minutes of the Company.

AUTHORITY TO RETAIN AND TERMINATE ADVISORS

        In the course of its duties, the Committee shall have the authority, at the Company's expense, to retain, replace and terminate independent counsel and other advisors, as it deems necessary to carry out its duties.

        The Committee shall have the sole authority to appoint, compensate, retain (subject to shareholder ratification, if such ratification is required) and oversee the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall report directly to the Committee.

        The Committee shall determine the appropriate funding to be provided by the Company for payment of:

            (a) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

            (b) compensation to any advisors employed by the Committee; and

            (c) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        The Chair of the Committee shall be consulted prior to the appointment or removal of the Director of Internal Auditing.

AMENDMENT

        This Charter and any provision contained herein may be amended or repealed by the Board.

Revised: December 30, 2004

76 South Main St., Akron, Ohio 44308

David W. Whitehead
Corporate Secretary

                April 1, 2005

Dear Shareholder:

        You are invited to attend FirstEnergy's 2005 Annual Meeting of Shareholders at 10:30 a.m., Eastern time, on Tuesday, May 17, 2005, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio.

        As you may recall, you previously consented to accessing annual reports and proxy statements on the Internet instead of receiving paper copies. To access and view the proxy statement and annual report, please go to the Internet address listed on your proxy card under voting option "2—Vote by Internet."

        The Notice of Annual Meeting of Shareholders is printed on the back of this letter. As part of the agenda, business to be voted on includes five items which are explained in the proxy statement. The first two items are the election of five members to your Board of Directors and the ratification of our independent registered public accounting firm. Your Board of Directors recommends that you vote FOR Items 1 and 2. In addition, there are three shareholder proposals. Your Board of Directors recommends that you vote AGAINST these shareholder proposals, which are Items 3-5.

        Enclosed is your proxy card, which provides instructions to appoint your proxy and vote your shares. We encourage you to take advantage of the telephone or Internet voting options. Please note that since you already have consented to accessing annual reports and proxy statements on the Internet, it is not necessary when voting your shares to again provide consent.

        If you wish to receive paper copies of annual reports and proxy statements with proxy cards mailed to you in the future, or if you would like a paper copy of these documents sent to you now, please call FirstEnergy Shareholder Services at (800) 736-3402.

        Your vote and support are important to us. If you are planning to attend the Annual Meeting, directions to the John S. Knight Center are on the back of your proxy card. We hope you can join us.

Sincerely,

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         To the Holders of Shares of Common Stock:

        The 2005 FirstEnergy Corp. Annual Meeting of Shareholders will be held at 10:30 a.m., Eastern time, on May 17, 2005, at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio. The purpose of the Annual Meeting will be to:

        •  Elect five members to the Board of Directors to hold office until the next Annual Meeting;

        •  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year;

        •  Vote on three shareholder proposals, if properly presented at the Annual Meeting; and

        •  Take action on such other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Please read the accompanying proxy statement. Then vote your shares by following the instructions on your proxy card to ensure your representation at the Annual Meeting.

        Only shareholders of record at the close of business on March 22, 2005, or their proxy holders, may vote at the meeting.

On behalf of the Board of Directors,
David W. Whitehead Corporate Secretary

This notice and proxy statement are being mailed to shareholders on or about April 1, 2005.

Thank you for investing in FirstEnergy common stock. Please take a moment now to vote on items intended to be presented at the upcoming 2005 Annual Meeting of Shareholders.

Your Vote is Important!
You can vote in one of three ways:

1.	Vote by Telephone Call 1-888-457-2961. Have this proxy card in hand and follow the simple instructions. This is the preferred method because it is the easiest and most cost effective way to vote your shares. Available until 10:30 a.m., Eastern Time, on May 17, 2005.
1-888-457-2961
Call on a touch-tone telephone anytime. There is no charge for this call.
Your telephone or Internet vote authorizes the named Proxies to vote your shares in the same manner as if you had marked, signed, and returned your proxy card.
OR

2.	Vote by Internet—Access http://www.proxyvoting.com/fe. Have this proxy card in hand and follow the simple instructions. Available until 10:30 a.m., Eastern Time, on May 17, 2005.

OR
3.	Vote by Mail—If you do not have access to a touch-tone telephone or the Internet, complete and return the proxy card below in the envelope provided.
TEAR HERE

Vote by marking an (X) in the appropriate boxes. When properly executed, your proxy card will be voted in the manner you direct; and, if you do not specify your choices, your proxy card will be voted FOR Items 1 and 2 and AGAINST Items 3-5.

Your Board of Directors recommends a vote FOR Items 1and 2.

1.	Election of five directors	FOR ☐	WITHHOLD ☐
Nominees:	01—A.J. Alexander	04—W.M. Taylor
	02—R.W. Maier	05—J.T. Williams, Sr.
03—R.N. Pokelwaldt
FOR, except withhold vote from following nominees:
2. Ratification of independent registered public accounting firm
FOR ☐ AGAINST ☐ ABSTAIN ☐

Your Board of Directors recommends
a vote AGAINST Items 3-5.

3.	Shareholder Proposal
	FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	Shareholder Proposal
	FOR ☐	AGAINST ☐	ABSTAIN ☐
5.	Shareholder Proposal
	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ Check this box if you consent to accessing, in the future, the annual report and proxy statement on the Internet (no paper copies).
X
	Signature	Date
Sign above as name(s) appear on this proxy card. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

[MAP AND DIRECTIONS
TO JOHN S. KNIGHT CENTER]

This proxy card is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held at the John S. Knight Center, 77 E. Mill Street, Akron, Ohio, on Tuesday, May 17, 2005, at 10:30 a.m., Eastern Time.

        The undersigned appoints David W. Whitehead and Edward J. Udovich as Proxies with the power to appoint their substitute; authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of FirstEnergy Corp. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 17, 2005, or at any adjournment; and authorizes them to vote, at their discretion, on other business that properly may come before the meeting.

        You are urged to specify your choices by marking the appropriate boxes on the REVERSE SIDE, but you do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

SIGN THIS CARD ON THE REVERSE SIDE.
Please sign and mail promptly if you are not voting by telephone or Internet.

P
R
O
X
Y

FirstEnergy Corp. Savings Plan
Voting Direction Form
YOU MAY VOTE BY TELEPHONE TOLL-FREE, BY INTERNET,
 OR BY COMPLETING AND MAILING THIS VOTING DIRECTION FORM

VOTE BY INTERNET https://www.proxyvotenow.com/fny	VOTE BY TELEPHONE 1-866-564-2324	VOTE BY MAIL
Have this form available when you visit the secure voting site and follow the simple instructions. You may elect to receive an e-mail confirmation of your vote.	Call toll-free on a touch-tone phone, 24 hours a day, seven days a week. Have this form available when you call and follow the simple instructions.	Mark, date and sign this voting direction form and mail the entire form promptly in the postage-paid envelope. Do not return the form if you vote by telephone or by Internet.

All votes must be received by the Trustee no later than 5:00 p.m. Eastern time on May 13, 2005, to be included in the voting results.

FirstEnergy Corp. Savings Plan
Voting Direction Form
 FirstEnergy Corp. Annual Meeting of Shareholders—May 17, 2005

To:    State Street Bank and Trust Company, Trustee of the FirstEnergy Corp. Savings Plan

        As a participant and a "named fiduciary" in the FirstEnergy Savings Plan, I direct State Street Bank and Trust Company, Trustee, to vote, as directed on the reverse side, shares of FirstEnergy common stock which are allocated to my account, and also my proportionate number of shares which have not been allocated to participants or for which no voting direction forms are received, at the Annual Meeting of Shareholders on May 17, 2005, or at any adjournment, and in its discretion it is authorized to vote upon any other business that properly may come before the meeting. I understand my vote will be held in confidence by the Trustee.

To be completed, signed, and dated on reverse side.

Do not return this form if you vote by telephone or by Internet.

  Indicate your direction by marking an (x) in the appropriate boxes below. If no directions are indicated, the shares represented by this signed voting direction form will be voted as your Board of Directors recommends, which is FOR Items 1 and 2 and AGAINST Items 3-5.

ALLOCATED SHARES							UNALLOCATED SHARES

YOUR BOARD RECOMMENDS A VOTE FOR ITEMS 1 and 2.							YOUR BOARD RECOMMENDS A VOTE FOR ITEMS 1 and 2.

Item 1.	Election of 5 Directors						Item 1.	Election of 5 Directors
	FOR all nominees listed below (except as printed to the contrary below)			☐	☐ WITHHOLD authority to vote for all nominees listed below			FOR all nominees listed below (except as printed to the contrary below)			☐	☐ WITHHOLD authority to vote for all nominees listed below
Nominees:
01—A.J. Alexander, 02—R.W. Maier, 03—R.N. Pokelwaldt, 04—W.M. Taylor, 05—J.T. Williams, Sr.
INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line.	Nominees:
01—A.J. Alexander, 02—R. W. Maier, 03—R.N. Pokelwaldt, 04—W.M. Taylor, 05—J.T. Williams, Sr.
INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the following line.

Item 2.	Ratification of Independent Registered Public Accounting Firm						Item 2.	Ratification of Independent Registered Public Accounting Firm
	FOR	☐	AGAINST	☐	ABSTAIN	☐		FOR	☐	AGAINST	☐	ABSTAIN	☐

YOUR BOARD RECOMMENDS A VOTE AGAINST ITEMS 3, 4 and 5.							YOUR BOARD RECOMMENDS A VOTE AGAINST ITEMS 3, 4 and 5.

Item 3.	Shareholder Proposal						Item 3.	Shareholder Proposal
	FOR	☐	AGAINST	☐	ABSTAIN	☐		FOR	☐	AGAINST	☐	ABSTAIN	☐
Item 4.	Shareholder Proposal						Item 4.	Shareholder Proposal
	FOR	☐	AGAINST	☐	ABSTAIN	☐		FOR	☐	AGAINST	☐	ABSTAIN	☐
Item 5.	Shareholder Proposal						Item 5.	Shareholder Proposal
	FOR	☐	AGAINST	☐	ABSTAIN	☐		FOR	☐	AGAINST	☐	ABSTAIN	☐

	Date	, 2005
SIGNATURE. Sign as name appears on reverse side.

To assure your representation at the meeting, please vote by telephone or by Internet or sign and mail this form promptly in the enclosed, postage-paid envelope to
State Street Bank and Trust Company, Box 1997 G.P.O., New York, N.Y. 10117-0024

76 South Main Street Akron, Ohio 44308

David W. Whitehead Vice President and Corporate Secretary
April 1, 2005

Dear Savings Plan Participant:

        FirstEnergy's 2005 Annual Meeting of Shareholders will be held on Tuesday, May 17. Enclosed for your information and use are your Voting Direction Form and the Notice of Annual Meeting of Shareholders and Proxy Statement.

        We encourage you to vote your FirstEnergy shares in the Savings Plan on the five business items that will be presented at the meeting, including three shareholder proposals. Your Board of Directors recommends that you vote:

  •
  FOR Item 1, the election of the five nominees to the Board of Directors who are listed in the proxy statement;

  •
  FOR Item 2, the ratification of PriceWaterhouseCoopers LLP as our independent registered public accounting firm for 2005; and

  •
  AGAINST all three shareholder proposals, which are Items 3, 4 and 5. The reasons for voting against these proposals are discussed in the proxy statement.

        You can vote easily and quickly by using a touch-tone telephone—just call toll-free 1-866-564-2324. Or, you may vote by Internet by going to www.proxyvotenow.com/fny. Please have the enclosed Voting Direction Form in hand and follow the simple instructions when voting by either telephone or Internet. If you do not vote by telephone or Internet, please complete, sign, date, and return your Voting Direction Form in the enclosed postage-paid envelope.

        Your vote on these business items is important to the Company. We encourage you to vote promptly. The Trustee must receive all votes by no later than 5:00 p.m., Eastern time, on Friday, May 13. If you have any questions, please call Shareholder Services at 1-800-736-3402.

        Thanks for your continued support.

Sincerely,

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT
  ANNUAL MEETING AND VOTING INFORMATION
  BOARD OF DIRECTORS INFORMATION
  ITEMS TO BE VOTED ON
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  BIOGRAPHICAL INFORMATION ON NOMINEES AND DIRECTORS
SECURITY OWNERSHIP OF MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SUMMARY EXECUTIVE COMPENSATION TABLE
LONG-TERM INCENTIVE PLAN TABLE — AWARDS IN 2004
STOCK OPTIONS GRANTED IN 2004
AGGREGATED STOCK OPTIONS EXERCISED IN 2004 AND STOCK OPTION VALUES AT DECEMBER 31, 2004
EQUITY COMPENSATION PLAN INFORMATION
  SEVERANCE AGREEMENTS AND OTHER CONTRACTS
  EXECUTIVE RETIREMENT PLAN
  BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
  BOARD AUDIT COMMITTEE REPORT
  SHAREHOLDER RETURN — PERFORMANCE COMPARISON GRAPHS
  Appendix A
CHARTER OF THE AUDIT COMMITTEE